UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934
October 17, 2018
Date of Report (Date of earliest event reported)
VORTEX BLOCKCHAIN TECHNOLOGIES INC.
 (Exact Name of Registrant as Specified in Charter)
Nevada	333-189414	80-0899451
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

315 SW 14th Street, Des Moines, Iowa 50309

(Address of Principal Executive Offices)

202-213-1159

(Registrant's telephone number, including area code)
31C Principal Torre Alta
San Felipe, Puerto Plata
Dominican Republic EH009E3

(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Cautionary Notice Regarding Forward-Looking Statements
This Current Report on Form 8-K (this "Form 8-K") and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the "Filings") contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, the Registrant's management, as well as estimates and assumptions made by the Registrant's management. When used in the Filings, the words "anticipate," "believe," "estimate," "expect," "future," "intend," "plan" or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant's management identify forward-looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled "Risk Factors") relating to the Registrant's industry, the Registrant's operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.
Although the Registrant believes that the expectations reflected in the forward-looking statements are reasonable, the Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with the Registrant's financial statements and pro forma financial statements and the related notes filed with this Form 8-K.
Unless otherwise indicated, in this Form 8-K, references to "we," "our," "us," "VXBT" the "Company" or the "Registrant" refer to Vortex Blockchain Technologies Inc. (formerly UA Granite Corporation), a Nevada corporation, and its wholly owned subsidiary, Vortex Network, LLC, an Iowa limited liability company.
Section 1 – Registrant's Business and Operations
Item 1.01.  Entry into a Material Definitive Agreement.
Second Amendment to Binding Letter of Intent

Effective September 25, 2018, Vortex Blockchain Technologies Inc. (formerly UA Granite Corporation), a Nevada corporation (the "Registrant"), entered into a Second Amendment to Binding Letter of Intent (the "Second LOI Amendment") with Vortex Network, LLC, an Iowa limited liability company ("Vortex"). The Second LOI Amendment further amends the Binding Letter of Intent (the "LOI") entered into on March 7, 2018 by and between the Registrant and Vortex, as amended by the First Amendment to Binding Letter of Intent (the "First LOI Amendment") dated March 30, 2018. The LOI, as amended by the First LOI Amendment and the Second LOI Amendment, relates to the proposed voluntary share exchange transaction (the "Exchange Transaction") among the Registrant, Vortex and the existing members of Vortex (the "Selling Members"), whereby the Selling Members will exchange all of the outstanding membership interests of Vortex for 65,000,000 shares of common stock of the Registrant, and Vortex will become a wholly-owned subsidiary of the Registrant. Vortex is a cryptocurrency holding company engaged in the business of mining crypto assets.

Pursuant to the terms of the Second LOI Amendment, the terms and conditions of the Exchange Transaction shall be set forth in a formal definitive agreement to be negotiated by the parties and entered into on or before October 31, 2018.

In addition to extending the outside date for the definitive agreement, the Second LOI Amendment (i) removed the Registrant's obligation to make a second advance in the amount of $750,000 to Vortex, (ii) removed the Registrant's obligation to conduct a future financing on a best efforts basis following the closing of the Exchange Transaction, and (iii) amended and restated the capitalization table setting forth the anticipated capitalization of the Registrant after giving effect to the proposed Exchange Transaction.

The foregoing description of the Second LOI Amendment does not purport to be complete, and is qualified in its entirety by reference to the full text of the Second LOI Amendment filed as Exhibit 10.1 attached hereto and incorporated herein by reference.
Share Exchange Agreement
On October 17, 2018, the Registrant entered into a Share Exchange Agreement (the "Exchange Agreement") with Vortex and the Selling Members. Pursuant to the terms and conditions of the Exchange Agreement, the Selling Members agreed to voluntarily exchange all of the outstanding membership interests of Vortex for 65,000,000 shares of common stock of the Registrant.
The Exchange Agreement was approved by the boards of directors or managers of each of the Registrant and Vortex, and by the Selling Members.

The Exchange Agreement includes customary representations, warranties and covenants of the Registrant, Vortex and the Selling Members made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the Exchange Agreement and are not intended to provide factual, business, or financial information about the Registrant, Vortex and the Selling Members. Moreover, some of those representations and warranties (i) may not be accurate or complete as of any specified date, (ii) may be subject to a contractual standard of materiality different from those generally applicable to stockholders or different from what a stockholder might view as material, (iii) may have been used for purposes of allocating risk among the Registrant, Vortex and the Selling Members, rather than establishing matters as facts, or (iv) may have been qualified by certain disclosures not reflected in the Exchange Agreement that were made to the other party in connection with the negotiation of the Exchange Agreement and generally were solely for the benefit of the parties to that agreement. The Exchange Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Registrant and Vortex that has been, is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q, Forms 8-K, proxy statements and other documents that the Registrant files with the Securities and Exchange Commission (the "SEC").

The Exchange Agreement provides for the resignation of Angel Luis Reynoso Vasquez from all positions as an officer and director of the Registrant, and the appointment of new officers and directors, effective as of the closing of the Exchange Transaction (the "Closing").

The description of the terms and conditions of the Exchange Agreement and the transactions contemplated thereunder that are material to the Registrant contained in this Form 8-K does not purport to be complete, and is qualified in its entirety by reference to the full text of the Exchange Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated by reference into this Item 1.01.

Section 2 - Financial Information
Item 2.01.  Completion of Acquisition or Disposition of Assets.
Share Exchange Transaction
On October 17, 2018 (the "Closing Date"), simultaneously with the signing of the Exchange Agreement, we closed the Exchange Transaction with Vortex and the Selling Members pursuant to the terms of the Exchange Agreement. In accordance with the terms and conditions of the Exchange Agreement, the Selling Members received 65,000,000 shares of our common stock in exchange for 100% of the issued and outstanding membership interests of Vortex. As a result of the Closing, the Selling Members acquired approximately 86.09% of our issued and outstanding common stock, Vortex became our wholly owned subsidiary, and we acquired the business and operations of Vortex.
Vortex operates a cryptocurrency holding company engaged in the business of mining crypto assets. In addition to its mining operation, Vortex has plans to develop a variety of applications in the cryptocurrency space, in both the software and hardware spheres, including cloud mining, blockchain hardware and software development, and a cryptocurrency wallet and exchange.
Prior to the Exchange Transaction, we were a public reporting "shell company," as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder. Accordingly, pursuant to the requirements of Item 2.01(f) of Form 8-K, set forth below is the information that would be required if the Registrant were filing a general form for registration of securities on Form 10 under the Exchange Act, for the Registrant's common stock, which is the only class of its securities subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act upon consummation of the Exchange Transaction.

As a result of the Exchange Transaction, our primary operations consist of what was previously the business and operations of Vortex. Therefore, we include information about the business, financial condition, and management of Vortex prior to the Closing Date in this Form 8-K, as such information is relevant to our current and future business and operations.

For accounting purposes, the Exchange Transaction has been accounted for as a business combination between the Registrant and Vortex, with Vortex being the acquirer for both legal and accounting purposes. Consequently, the consolidated financial statements of the Registrant represent a continuation of the financial statements of Vortex. The financial statements of Vortex are set forth in Exhibits 99.1(a) and (b) to this Form 8-K. For pro forma financial information, see Exhibit 99.2 to this Form 8-K.

Issuance of Common Stock

At the Closing, the Registrant issued a total of 65,000,000 shares of its common stock to the Selling Members in exchange for 100% of the issued and outstanding membership interests of Vortex. On October 17, 2018, Mr. Vasquez, surrendered 11,250,000 shares of our common stock for cancellation. As such, immediately prior to the Exchange Transaction and after giving effect to the foregoing cancellation, the Registrant had 10,500,000 shares of common stock issued and outstanding. Immediately after the Closing of the Exchange Transaction, the Registrant had 75,500,000 shares of common stock issued and outstanding.

Change in Management

As a condition to closing the Exchange Agreement, effective on the Closing Date, Mr. Vasquez resigned from the Registrant's Board of Directors and as the sole officer of the Registrant. Effective immediately following the Closing, Craig Bergman, Francis Marcel-Keyes, Devon Shaw and Alexander Meluskey were appointed as officers of the Registrant, and Craig Bergman, Francis Marcel-Keyes, Devon Shaw, Alexander Meluskey and Mary Lewis were appointed to the Registrant's Board of Directors.

The following persons consist of the Registrant's new executive officers and directors subsequent to the Closing of the Exchange Transaction:

Name	Position
Craig Bergman	Chief Executive Officer, President and Chairman of the Board
Francis Marcel-Keyes	Chief Financial Officer and Director
Devon Shaw	Chief Technology Officer and Director
Alexander Meluskey	Secretary and Director
Mary Lewis	Director

DESCRIPTION OF BUSINESS
Except as otherwise indicated by context, references to "we," "us" or "our" hereinafter in this Form 8-K are to the business of Vortex, except that references to "our common stock," "our shares of common stock" or "our capital stock" or similar terms shall refer to the common stock of the Registrant.
Overview
Vortex was organized on August 30, 2017 as an Iowa limited liability company. Vortex operates in the blockchain technology industry as a cryptocurrency holding company primarily engaged in the business of mining crypto assets. Blockchain technology is a decentralized and encrypted ledger system designed to offer an efficient, verifiable, permanent and secure method for storing records and other information and effecting secure transfers of cryptocurrencies without the need for intermediaries. Cryptocurrencies are decentralized digital currencies transacted through the blockchain ledger system (the "Blockchain"), which can be traded and converted into major fiat currencies (such as the U.S. dollar, British pound, European euro, Japanese yen, etc.) on special online markets, or cryptocurrency exchanges. Examples of cryptocurrencies include Bitcoin, Litecoin, Ripple and Ethereum.

The Blockchain is built by a chronological addition of transactions grouped into blocks. A complex mathematical problem must be solved before a new block can be confirmed and added to the Blockchain. Crypto asset mining is the actual process of creating crypto assets or causing them to be added to the existing pool of digital coinage on the Blockchain by solving these complex mathematical problems. Custom-designed and programmed application-specific integrated circuit ("ASIC") computers, also referred to as "miners", are used to solve such problems and add transactions to the Blockchain. When a miner successfully adds a block to the Blockchain, the miner is rewarded with a fixed number of bitcoin or compensated by network transaction fees.

Since the inception of blockchain technology, companies ranging from small startups to large, established companies like IBM have entered the space, not only engaging in cryptocurrency mining, but also in the development of software and hardware using the Blockchain. Blockchain technology has many applications, particularly in fields where secure, transparent transactions are necessary or appropriate. Companies are building blockchain technology applications for various business activities and purposes, such as the storage of electronic medical records or the retention of classified government data.

Vortex is building a cryptocurrency mining operation based in Des Moines, Iowa. Our mining operation is currently running with 140 miners, at just under 1 megawatt ("MW") of electrical use. We have plans to expand our operations to 2,800 miners over the next three to six months. Our mining location affords us up to 36MW of electrical capacity, which means our operations could potentially expand to approximately 8,600 miners within the first year of operations.

In addition to our mining operation, we have plans to develop a variety of technology applications in the cryptocurrency space, in both the software and hardware spheres, including cloud mining, blockchain hardware and software development, and a cryptocurrency wallet and exchange.

Background

The Registrant was incorporated under the laws of the State of Nevada on February 14, 2013 under the name "UA Granite Corporation." On April 30, 2018, upon approval by the Registrant's Board of Directors and majority stockholders, the Registrant filed Amended and Restated Articles of Incorporation with the Nevada Secretary of State, with a delayed effective date of May 15, 2018, increasing the number of authorized shares of common stock of the Registrant from 75,000,000 to 200,000,000, and changing the name of the Registrant from "UA Granite Corporation" to "Vortex Blockchain Technologies Inc." in anticipation of the Registrant's change in business plan and direction contemplated by the Exchange Transaction. In connection with the amendment and restatement of the Registrant's Articles of Incorporation, the Registrant's Board of Directors and majority stockholders also approved and adopted the Amended and Restated Bylaws of the Registrant on April 27, 2018. Since inception, the Registrant has not been involved in any bankruptcy, receivership or similar proceedings, and there have been no material reclassifications, mergers, consolidations, or purchases or sales of a significant amount of assets outside the ordinary course of business by the Registrant. The Registrant has not generated any revenue from its business operations to date, and the Registrant has been unable to raise additional funds to implement its operations as a continuing business. As a result, the Registrant sought out and consummated the Exchange Transaction with Vortex.

Strategy and Plan of Operations
Vortex is a crypto asset holding company with plans to develop a variety of technology applications in the cryptocurrency space, in both the software and hardware spheres, including cloud mining, blockchain hardware and software development, and a cryptocurrency wallet and exchange.  The following is an overview of our current plan of operations and plans for future development.

Cryptocurrency Mining

Our mining operation located in Des Moines, Iowa is currently running with 140 miners, at approximately 1MW of electrical capacity. We have plans to expand our mining operations to 2,800 miners over the next three to six months. Depending on our ability to raise sufficient operating capital, and because our mining location affords up to 36MW of electrical capacity, our operations could potentially expand to approximately 8,600 miners within the first year of operations.

We intend to expand as quickly and efficiently as our operating capital and market capital raises will allow. Our anticipated build time from day one (upon obtaining sufficient initial funding) to full operation, in regard to any new or expanded mining operation, is approximately ninety days. In addition to our existing location in Des Moines, Iowa, we currently have a targeted list of approximately eleven other sites around the Des Moines metro area, each capable of expansion with electrical capacity of 5MW or greater. We believe any of these sites could be operational in the same anticipated ninety-day window following initial funding. We believe additional operating capacity can be developed at other locations outside the metro area within an eighteen-month timeframe for build-out.

Build-out costs for our mining operations are estimated to be approximately two US dollars ($2.00) per watt of power used. Thus, we expect that a 5MW site build or expansion could be completed in approximately ninety days for approximately ten million dollars ($10,000,000.00). As we continue to develop our mining operations, we believe we will be able to drive the production cost down to just over one dollar ($1.00) per watt of power capacity.

Our ability to complete the build-out and expansion of our mining operations will be dependent on our ability to obtain sufficient funding, either through additional investments from our existing owners, private placement offerings, loans, acquisitions, direct builds from operational revenue, or a public offering. We have not generated any revenues to date and have incurred losses since inception. Accordingly, our continued operations are dependent upon our ability to obtain additional financing.

Hardware

There are currently only three manufacturers of bitcoin mining hardware: Holong, BitFury and BitMain. BitFury does not sell to the public, leaving more than 80% of the mining hardware market to BitMain. The hardware devices currently available for crypto mining are relatively bulky, noisy, difficult to program, and require power configurations not standard to the US. This is a barrier to market entry and is a factor preventing widespread adoption of the Blockchain and cryptocurrency mining. Vortex plans to develop and release a competitive hardware product for internal use and retail/wholesale channels to facilitate wider consumer adoption. Vortex intends to enter this untapped market with a design and prototype before the next bitcoin halving expected in June of 2020.

Vortex has two hardware devices in early schematic development which are unique niche market miners and which we believe can be designed and released concurrently, as well as a third hardware device that will focus on data privacy and decentralized data retention. We intend to begin manufacturing and marketing these devices in 2019 and 2020.

Device One ("D1"), yet to be named, is intended for government use and will target state data management in an ultra-secure Blockchain using the "proof of stake" model, which we believe to be far more energy-efficient than the "proof of work" model. The "proof of work" model, which involves a race amongst miners to solve a complex mathematical problem to verify a transaction and add a block to the Blockchain, requires every machine to do the same work, whereas the "proof of stake" model does not. Accordingly, the energy consumption involved in the "proof of work" model is significantly greater than the energy consumption involved in the "proof of stake" model. However, the "proof of stake" model is still in development, and is not as widespread or proven as the "proof of work" model, which suggests there may be more risk involved in the "proof of stake" model. Design of D1 is in the initial white paper and schematic development stage. Prototype manufacturing of D1 is tentatively planned for the Fall of 2019, when we believe the "proof of stake" model will have matured and become more widely adopted, with planned initial sales offerings approximately one year later in the Fall of 2020.

 Device Two ("D2"), yet to be named, is intended for the United States consumer market and for Vortex's internal use for purposes of expansion. D2 will be a "proof of work" device, comparable to existing miners manufactured by existing mining hardware manufacturers, but easier to use at the individual consumer level and less costly than existing mining hardware. Design of D2 is in the initial white paper and schematic development stage. We believe the technical hurdles for D2 are less significant than those we face for D1 because we intend to use existing technologies and the proven "proof of work" model for D2.

A third planned hardware device, Device Three ("D3"), yet to be named, will address the wider scope of decentralized and distributed data streaming and retention. Currently, all the major players in the cryptocurrency mining space are building large central data repositories, following similar large-scale practices that have developed since the beginning of the computer era. These large, centralized data repositories are high-risk single points of failure. Failure risks may involve and include, without limitation, natural disasters, loss of privacy and loss of control for the user. A primary goal and expected benefit of blockchain technology is to reduce these risks of failure by sharing the workload among millions of single users, rather than thousands of consolidated servers in large, centralized data centers owned by large corporations. D3 is intended for Vortex's internal use and the United States consumer market. Data privacy will be the focus of D3, which will utilize the "proof of stake" model. Design of D3 is in the initial white paper and schematic development stage. Design, manufacture and marketing of D3 is expected to be concurrent with the design, manufacturing and marketing timeline for D1 and D2 over the next two years, and is expected to coincide with an ICO tentatively planned for 2019 or 2020.

Software

Vortex plans to pursue the development of cryptocurrency mining, use, and consumer acceptance and adoption through software programs and applications, as well. Our focus will be on ensuring the code-base used in mining operations is the one supported by our hardware, following the model adopted by Apple Inc. Our plans for software development include secure wallet applications, gaming applications, intellectual property rights management, distributed content, and politically-focused applications. All our contemplated software applications are in the initial concept and design phase, and we have not engaged any direct coders for our proposed software projects to date.

There are two theories on integration of hardware and software. The first is that one party designs one and another party designs the other, and those parties then work separately to bring their products to market. An example of this theory in practice is "Microsoft Windows", which does not make the hardware on which its software runs. Similarly, Dell does not make the software operating system that runs on its hardware. In contrast, the alternative theory involves the same party designing both the software and the hardware on which it operates. For example, Apple makes both hardware and the software which runs on its hardware. We plan to design our D1, D2, and D3 devices to support our own software applications, and the software applications we design and develop in the future will be coded and optimized to perform most efficiently on our hardware. We believe these are cost-reducing measures that can have a significant effect on devices intended for security and widespread adoption.

In addition to designing and developing our own software applications for our internal use, we plan to pursue software licensing arrangements with other hardware manufacturers who may be interested in utilizing our software applications. We believe such licensing arrangements will encourage more widespread use of our blockchain technology applications and increase potential revenues.

Finance & Exchange

We believe the scale of our mining operations will allow us to create our own cryptocurrency exchange in the future, which would allow us to (i) avoid the conversion fees and other costs associated with use of other cryptocurrency exchanges, (ii) increase revenues from creating our own cryptocurrency exchange customer base, and (iii) support increased consumer acceptance and adoption of cryptocurrencies alongside traditional banking and investment portfolios. There are more than 100 existing cryptocurrency exchanges in the world. As we continue to grow and develop our operations, it will not make sense to pay these other exchanges as middlemen when our internal production levels may be high enough for us to enter the exchange space with our own reserves.

Mining a cryptocurrency does not automatically translate into a US dollar. The cryptocurrency must be sold or exchanged for US dollars or other forms of fiat currency, such as British pounds, European euro, Japanese yen, etc., through an exchange. Most of the existing cryptocurrency exchanges are unregistered, high-risk, off-shore, or not accountable to traditional US banking procedures. There is typically a significant disparity between the buying and selling price points on such exchanges, and the exchanges derive their revenue from this price gap. Many of the existing exchanges started with very little capital, matching buyers with sellers and facilitating the exchanges for a percentage fee. The exchange is accomplished with a web portal and code. The web portal acts as the middleman to facilitate the exchange of coins between persons, or to exchange coins for various world fiat currencies. Once the web portal is built, the process is essentially automatic. This involves risks because coins are transferred instantly, which makes it impossible to recover funds in an unauthorized or fraudulent transaction. To offset these risks, many exchanges charge exceptionally high fees. Many of the existing cryptocurrency exchanges do not mine crypto assets and do not engage in any other business except facilitating the exchange of one currency to another.

Vortex intends to mine crypto assets at a greater volume than some of the existing cryptocurrency exchanges, and has plans to design a web portal, register as a money exchange service, and enter the cryptocurrency exchange market as soon as our capital resources and the applicable regulatory processes and authorities will allow, potentially starting in 2019.

Vortex also intends to pursue the acquisition of a small, privately held National Association Chartered US Bank holding company in the $5,000,000 - $10,000,000 range if and when our capital resources allow. This wholly-owned subsidiary bank could ultimately expand operations to all 50 US States through mergers, acquisitions, and general purchases, for the purposes of integrating known, secure, trusted, and regulated banking products into competition with the existing insecure and unregulated cryptocurrency exchanges. The timeframe for this potential acquisition will be entirely dependent on our ability to raise sufficient funds to have the capital resources necessary to attract a suitable banking partner and carry out the contemplated acquisition.

Products and Services

Current Products and Services

Cryptocurrency Mining

Our mining operation located in Des Moines, Iowa is currently running with 140 miners, at approximately 1MW of electrical capacity. We have plans to expand our mining operations to 2,800 miners over the next three to six months. Depending on our ability to raise sufficient operating capital, and because our mining location affords up to 36MW of electrical capacity, our operations could potentially expand to approximately 8,600 miners within the first year of operations.

Products and Services in Development

Cloud Mining/Co-location

In addition to direct mining, we have plans to enter the cloud mining sphere. Currently, more than fifty percent (50%) of the cost of a mining operation buildout is allocated to the actual hardware of the miners themselves. Cloud mining and co-location services allow a mining facility with excess power (that is, more power available than its budget will allow to buy additional miners) to share those costs with customers who have mining hardware but lack the power or infrastructure to utilize their hardware. We currently have 40 machines which are under a co-location contract and generate revenue off a 50/50 split model between Vortex and the customer.

Cloud mining and co-location contracts can be long-term (e.g., multi-year) or short-term (e.g., as short as a few hours). Cloud mining is managed through web portals and uses existing or purpose bought mining equipment.  Co-location is managed initially by hand configurations and setup, then switched to the same Could mining software utilities.

There is theoretically no limit to the expansion potential for cloud mining, except the availability of customers who need the power and space and lack either the technical or financial means to commit to a long-term investment. Since the timing of available hardware is sometimes limited, and it is most cost effective to build out the largest capacities possible, this results in a situation where capacity exceeds inventory and makes Cloud and Co-location mining feasible and cost-effective.

Blockchain Hardware

Vortex has plans to develop and release mining hardware products for internal use and retail/wholesale channels to facilitate wider consumer adoption. We intend to develop and market sub-$500 devices (D2 and D3) that are quiet, user-friendly, and designed for multiple uses like a smartphone or other "internet of things" appliance. We also have plans to develop and market D1, which will be a larger scale product designed for direct sales to government markets. For more information regarding our plans to develop mining hardware, please see the "Strategy and Plan of Operations" section above.

Software ICO

We believe alternative cryptocurrencies, referred to as "altcoins," are the future. While bitcoin is a revolutionary new form of currency, it has several limitations, and altcoins were created to address such limitations. For cryptocurrencies to be widely adopted, the market capitalization of all cryptocurrencies in the aggregate will need to increase significantly. Additionally, we believe a new coin is needed that can operate at a greater scale, which must deliver: (1) low cost and speed; (2) stable reserve value; (3) data retention and verification; and (4) consumer confidence and trust.

We have plans to pursue a solution to these problems and enter the race to develop an alternative coin that meets the needs of the growing market. Our focus will be on ensuring the code-base used is the one supported by our hardware, utilizing a model of designing hardware and software that works together to avoid the problems that often arise with designing software that runs on third party hardware. We plan to release a White Paper in 2019, with roll-out concurrent with our 2019-2020 plan for the mining hardware devices being developed.

Vortex Wallet

Wallets are the applications which interface between the public ledger and the end-user who wishes to access and secure their cryptocurrency assets. Vortex plans to develop a safe, secure, and fully-integrated cryptocurrency wallet application as part of our ecosystem of services and products.

Unlike a central ledger or data center, the Blockchain is distributed and cannot be hacked.  To access this public ledger, however, a user must utilize an application or web portal that accepts the user's private key and passes it along to access the encrypted ledger. This is where hacks, problems, and difficulty with securing cryptocurrency assets may occur.  Currently, numerous applications used to access the public ledger do a "short password" translation of the longer, more secure cryptographic key or hash.  Because these passthrough keys can be as short as a 4-digit pin code, there are significant vulnerabilities and security risks for the end users.

Many of the existing wallet application providers are utilizing poorly constructed coding, and lack the safeguards put in place by payment giants such as PayPal, Visa or Mastercard.  Unlike credit card or bank transactions, cryptocurrency transactions cannot be reversed or undone, which exacerbates these risks.  To date, no effective means for achieving parity with the security and versatility of traditional money exchanges has been implemented.

Vortex is exploring these opportunities and plans to release a wallet application with significant security improvements within the next year.

Revenues and Customers
Vortex will initially derive 100% of its revenues from our cryptocurrency mining operations. Mining is rewarded by direct payment in kind, and as such involves no customers. In addition to our mining operations, we have plans to develop several blockchain-based technologies that will be marketed and sold to the general public, as well as private entities and government agencies. No revenues are expected to be generated outside of the mining assets until 2020, as 2019 is slated as the initial prototype and development year for our planned blockchain technologies.
Intellectual Property
Our success depends in part upon our ability to protect our core technology and intellectual property. To establish and protect our proprietary rights, we will rely on a combination of patents, patent applications, trademarks, copyrights, trade secrets, including know-how, license agreements, confidentiality procedures, non-disclosure agreements with third parties, employee disclosure and invention assignment agreements, and other contractual rights.

Distribution and Marketing
We plan to market our mining hardware devices as follows:

D1 will be initially introduced and marketed to one or more interested state elected officials, with whom Vortex's principals have prior business relationships. We will be looking for at least one initial state government contract from which others may follow. Our initial contract for D1 may be a loss leader where we seek to prove the concept at a less than significant profit level.

D2 will be initially designed and utilized as an internal mining device. Once we are able to achieve internal success with D2 and spread word about the device, we plan to release the product to the wider US market using traditional advertising and marketing methods for new technological devices.

D3 will follow, starting with niche markets of high-security and privacy minded target customers, and then branching out to traditional customers across the wider US market.

Industry

Over the last ten years, the Blockchain has emerged from nonexistence to a worldwide phenomenon. Blockchain technologies are being evaluated for a wide variety of industries, and are expected to have a significant impact in various areas of business, finance and information management and security. Many technology experts agree that the Blockchain will impact every other sector of the world-wide economy in the next decade. The market capitalization for all cryptocurrencies as of March 31, 2018 was estimated to be approximately $254 billion. Market growth is being driven by the technological advances in Blockchain technologies and cryptocurrency mining operations with significant political, financial, social and economic considerations.
The Blockchain ledger system is designed to offer an efficient, verifiable, permanent and secure method for storing records and other information and effecting secure transfers of cryptocurrencies without the need for intermediaries. The Blockchain is built by a chronological addition of transactions grouped into blocks. A complex mathematical problem must be solved before a new block can be confirmed and added to the Blockchain. Crypto asset mining involves the process of creating crypto assets or causing them to be added to the existing pool of digital coinage on the Blockchain by solving these complex mathematical problems. When a miner successfully solves a mathematical problem and adds a block to the Blockchain, the miner is rewarded with a fixed number of bitcoin or compensated by network transaction fees.

Cryptocurrency markets can be viewed as a global financial network, similar to the markets run by Visa or large banking institutions. When a consumer purchases a product with a credit card or debit card, a fee is paid to the financial institution that processes the transaction. Similarly, when a bitcoin or other cryptocurrency transaction is conducted, someone must process the transaction. With cryptocurrencies, instead of paying the transaction fee to a large financial services company or institution, the fee is paid to the cryptocurrency miners, who verify the legitimacy of the transaction.

Cryptocurrency transactions occur via an open source, cryptographic protocol platform or network. There is no central authority that owns or operates the network; the infrastructure is collectively maintained by a decentralized user base. Because there is no single authority that owns or operates the network, the network is not reliant or dependent on either governmental authorities or financial institutions for creating, transmitting, or determining the value of the cryptocurrencies. Instead, the value of cryptocurrencies is determined by supply and demand and other market factors.

The cryptocurrency industry and blockchain technologies represent a new market industry subject to rapid and significant changes that may be difficult or impossible to predict. As with many new and emerging technologies, there are significant risks involved. Businesses seeking to develop, promote, and market blockchain technologies and cryptocurrencies, including Vortex, have no track record or operating history upon which potential investors can evaluate the business prospects of such enterprises.

Competition
The blockchain technology industry is very new and subject to rapid, significant change that may be difficult, if not impossible, to anticipate. We face significant competition in our industry, including from companies that have entered the cryptocurrency space earlier than us and that have greater financial and technical resources than us, with vertically integrated business models. We also compete with individuals and other new business enterprises engaged in building and developing cryptocurrency mining operations. Some of our competitors are or may be our suppliers.

In the cryptocurrency mining space, miners can range from individual enthusiasts to professional mining operations with dedicated data centers. Vortex competes, or may in the future compete, with other companies that focus on cryptocurrency mining activities, owning or operating cryptocurrency exchanges, and developing hardware and software for the Blockchain. Information concerning the activities and prospects of many of our competitors is not readily available because most participants in the industry do not publish information publicly. Additionally, to the extent information is made available to the general public, there is no assurance regarding the reliability of such information.

To date, the Vortex management team is aware of only a few other publicly traded Blockchain/cryptocurrency mining companies, including Riot Blockchain, Inc. (RIOT), MGT Capital Investments, Inc. (MGTI), Atlas Cloud Enterprises Inc., and HIVE Blockchain Technologies Ltd. These companies' blockchain and cryptocurrency businesses range from a few months to a couple of years old. To Vortex's knowledge, these companies have been investing heavily in mining buildout and are currently operating with significantly high burn rates. By contrast, Vortex currently operates at a significantly lower burn rate and expects to generate revenues from our cryptocurrency mining operations by the end of our first full year of operation.
Government Regulation

Government regulation of cryptocurrencies and blockchain technologies is being actively considered by various federal government agencies within the United States, including the SEC, CFTC, FTC, and FinCEN, as well as foreign governmental authorities. Proposed regulations differ among agencies and are constantly evolving. State laws and regulations may also apply to certain activities in which we participate or plan to participate. Governmental authorities are actively investigating business engaged in the cryptocurrency space and gathering information to better understand the risks and uncertainties associated with the industry in order to protect investors and the general public. It is impossible to predict how future laws and regulations will affect our business, or when such laws and regulations will go into effect. We believe government regulation of cryptocurrencies will increase over time as the market for cryptocurrencies continues to grow. As the legal and regulatory environment continues to evolve, we may become subject to new laws, rules and regulations with respect to our mining activities and other planned business activities.

Current U.S. federal law does not recognize cryptocurrency as legal tender. The SEC has indicated that it views digital currencies as a security, and is looking to apply securities laws to bitcoin exchanges and wallets. The IRS has defined cryptocurrencies as property and taxes them as such. Cryptocurrency exchanges themselves are legal throughout most of the United States, with laws and regulations varying on a state-by-state basis. In Vortex's home state of Iowa, cryptocurrency trading is currently legal and unregulated.

We will rely on legal and operational compliance programs, as well as local counsel, to guide our Company in complying with applicable laws and regulations in the jurisdictions in which we do business. We do not anticipate at this time that the cost of compliance with U.S. laws will have a material financial impact on our operations, business or financial condition, but there are no guarantees that new regulatory legislation will not have a material negative effect on our business in the future.

Employees
Vortex currently has two full-time employees and eight part-time employees. All employees are required to execute non-disclosure agreements as part of their employment. We believe our relations with our employees are good. None of our employees are subject to collective bargaining agreements.

We intend to hire several new employees and offer our part-time employees full-time positions within the next twelve months. We intend to hire between ten and one hundred employees depending on our cash flow and ability to raise capital.

RISK FACTORS
You should carefully consider the risks described below, together with all of the other information included in this Form 8-K, before making an investment decision with regard to our securities. The statements contained in or incorporated into this Form 8-K that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in, or implied by, forward-looking statements. If any of the following events described in these risk factors actually occur, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Relating to Our Business

We lack operating history and have not generated any revenues or profits to date, and we have incurred losses in prior periods and may incur losses in the future. Because we may never earn revenues from our operations, our business may fail and investors may lose all their investment in our Company.

We cannot ensure that we will achieve or sustain profitability on a quarterly or annual basis in the future. Our operations are subject to the risks and competition inherent in the establishment of a business enterprise. We may not achieve our business objectives and the failure to achieve such goals would have an adverse impact on us.

Our Company has a limited operating history, and we have no history of revenues from operations. We have yet to generate positive earnings and there can be no assurance that we will ever operate profitably. If our business plan is not successful and we are not able to operate profitably, then our stock may become worthless and investors may lose their investment in our Company.

We anticipate that we will continue to incur operating expenses without realizing any revenues, and we therefore expect to incur losses in the foreseeable future. We recognize that if we are unable to generate significant revenues from the sale of our products and services in the future, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful. If we are unsuccessful in generating revenues and achieving profitability, our business will fail and our investors may lose all their investment in our Company.

There is uncertainty regarding the Company's ability to continue operations. If we are unable to continue operations, investors may lose all their investment in our Company.

For the period from inception (August 30, 2017) to June 30, 2018, we incurred an accumulated deficit of $393,843. We will need to generate significant revenue in order to achieve profitability, and we may never become profitable. The nature of our limited operations and losses incurred since inception creates uncertainty related to our business, as well as the level of risk associated with an investment in our common stock.

Our continued operations are dependent on certain key personnel, the loss of whom may materially and adversely affect our Company.

We currently depend significantly on Mr. Bergman, our Chief Executive Officer, President and Chairman, Mr. Marcel-Keyes, our Chief Financial Officer, and Mr. Shaw, our Chief Technology Officer, for all our business operations. The loss of any of them would have a substantial negative effect on our company and may cause our business to fail. There is intense competition for skilled personnel, and there can be no assurance that we will be able to attract and retain qualified personnel on acceptable terms. The loss of their services could prevent us from completing the development of our plan of operations, and in the event of such loss, no assurance can be given that we will be able to obtain the services of adequate replacement personnel. We do not maintain key man life insurance on our officers.

Our future success depends in large part upon the leadership and performance of our executive management team and key consultants, and upon our ability to retain senior management with relevant expertise. If we lose the services of any executive officers or key consultants, we may not be able to replace them with similarly qualified personnel, which could harm our business. The loss of key personnel or our inability to attract and retain additional highly skilled executives, employees and consultants may adversely affect our business, future operations and financial condition.

Since the majority of the shares of our issued and outstanding common stock are held by our Chief Executive Officer, our other stockholders may not be able to influence control of the Company or decision making by management.

Our Chief Executive Officer beneficially owns approximately 80.93% of our outstanding common stock. The interests of our Chief Executive Officer may not be, at all times, the same as that of our other stockholders. Our Chief Executive Officer is not simply a passive investor, and as such his interests as an executive may, at times, be adverse to or in conflict with those of passive investors. Where such conflicts exist, our stockholders will be dependent upon our management exercising, in a manner fair to all of our stockholders, his fiduciary duties as the Chief Executive Officer of the Company. Given the nature of his equity interest in the Company, our Chief Executive Officer currently has the ability to control the outcome of most (if not all) corporate actions requiring stockholder approval, including business acquisition or sale transactions and amendments to our Articles of Incorporation. This concentration of ownership may also have the effect of delaying, deferring or preventing a change of control of the Company, which may be disadvantageous to minority stockholders.

The relative lack of public company experience of our management team may put us at a competitive disadvantage.

Our management team lacks public company experience and is generally unfamiliar with the requirements of the United States securities laws, which could impair our ability to comply with legal and regulatory requirements, such as those imposed by Sarbanes-Oxley Act of 2002. Our management may not be able to implement programs and policies in an effective and timely manner that adequately respond to the increased legal, regulatory compliance and reporting requirements involved with managing a publicly traded company. Our failure to comply with all applicable requirements could lead to the imposition of fines and penalties and distract our management from attending to the growth of our business.

The existence of indemnification rights to our directors, officers, employees and agents may result in substantial expenditures by our Company and may discourage lawsuits against our directors, officers and employees.

Our Amended and Restated Bylaws contain a provision providing for indemnification of our directors, officers, employees and agents to the fullest extent provided by Nevada law. These indemnification obligations could result in the Company incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers, employees and agents which we may be unable to recoup. These provisions and resultant costs may also discourage the Company from bringing a lawsuit against our directors and officers for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our stockholders against our directors and officers even though such actions, if successful, might otherwise benefit our Company and stockholders.

Risks Relating to the Business of Vortex and Digital Assets

The Vortex business model is expected to evolve over time.

As digital assets and blockchain technologies become more widely available, the services and products associated with such technologies are expected to evolve over time. The SEC recently issued a report that promoters that use initial coin offerings or token sales to raise capital may be engaged in the offer and sale of securities in violation of the Securities Act and the Exchange Act. Accordingly, in order to stay current with the industry and ensure compliance with applicable federal and state securities laws, our business model will likely evolve over time. We cannot assure you that any such modifications will be successful or will not result in harm to the business. We may not be able to manage our growth and development effectively, which could damage our reputation, limit our growth, and negatively affect our operating results.

The development and acceptance of digital asset networks and other digital assets, which represent a new and rapidly changing industry, are subject to a variety of factors that are difficult to evaluate.

Digital assets that may be used to buy and sell goods and services, among other things, represent a new and rapidly evolving industry. The growth of the digital asset industry in general, and the digital asset networks of bitcoin and ether in particular, are subject to a high degree of uncertainty. A decline in the popularity or acceptance of the digital asset networks of bitcoin or similar digital asset systems could adversely affect our business and financial condition. The factors affecting the further development of the digital asset industry, as well as the digital asset networks, include, among other things:

•	Government and quasi-government regulation of bitcoins and other digital assets and their use;
•	Restrictions on, or regulation of, access to and operation of digital asset networks and systems;
•	Continued growth in the acceptance, adoption and use of bitcoins and other digital assets;
•	Maintenance and development of the open source software protocol of the digital asset networks;
•	Availability and popularity of other forms or methods of buying and selling goods and services;
•	Changes in consumer demographics and public tastes and preferences;
•	Impacts of regulations and costs associated with regulatory oversight and compliance; and
•	General economic conditions and the regulatory environment relating to digital assets.

Cryptocurrency exchanges and other trading venues are relatively new and may be subject to fraud and failures.

When cryptocurrency exchanges or other trading venues are involved in fraud or experience security failures or other operational issues, such events could result in a reduction in cryptocurrency prices or confidence, which could impact the success of Vortex and have a material adverse effect on the ability of Vortex to continue as a going concern.

Cryptocurrency market prices depend on the prices set on exchanges and other trading venues, which are new and, in most cases, largely unregulated as compared to established, regulated exchanges for securities, commodities or currencies. During the past few years, a number of bitcoin exchanges have closed due to fraud, business failure or security breaches. In many of these instances, the customers of the closed exchanges were not compensated or made whole for partial or complete losses of their account balances. While smaller exchanges are less likely to have the infrastructure and capitalization that may provide larger exchanges with some stability, larger exchanges may be more likely to be appealing targets for hackers and malware (software used or programmed by attackers to disrupt computer operation, gather sensitive information or gain access to private computer systems) and may be more likely to be targets of regulatory enforcement action. The collapse of the largest bitcoin exchange in 2014 suggests that the failure of one component of the overall bitcoin ecosystem can have consequences for both users of a bitcoin exchange and the bitcoin industry as a whole.

A lack of stability in the digital asset exchange market and the closure or temporary shutdown of digital asset exchanges due to fraud, business failure, hackers or malware, or government-mandated regulation, may reduce confidence in the digital asset networks and result in greater volatility in digital asset values. These potential consequences of a digital asset exchange's failure could adversely affect our business and an investment in our securities. If Vortex is faced with fraud, security failures, operational issues or similar events, such factors would have a material adverse effect on the ability of Vortex to continue as a going concern, which would have a material adverse effect on the business, prospects and operations of Vortex.

There is currently a relatively small use of digital assets in the retail and commercial marketplace, as compared to relatively large use by speculators, which contributes to price volatility that could adversely affect an investment in our securities.

Digital assets, and the blockchain networks on which they exist, are relatively new products and technologies, and have only recently become accepted as a means of payment for goods and services by major retail and commercial outlets, and the use of digital assets by consumers to pay such retail and commercial outlets remains limited. Conversely, a significant portion of demand for digital assets is generated by speculators and investors seeking to profit from the short- or long-term holding of such digital assets. A lack of expansion of digital assets into retail and commercial markets may result in increased volatility or a reduction in the price of digital assets, either of which could adversely impact an investment in our securities.

The Company's shares could be subject to wide swings in price because the values of cryptocurrencies are subject to pricing risk and have historically been subject to wide swings in value.

The Company's shares of stock will be subject to arbitrary pricing factors that are not necessarily associated with traditional factors influencing stock prices or the value of non-cryptocurrency assets, such as revenue, cash flows, profitability, growth prospects, or business activity levels. The value and price of our stock, as determined by the investing public, may be influenced by future anticipated adoption or appreciation in value of cryptocurrencies or the blockchain generally, factors over which the Company has little or no influence or control. The Company's share prices may also be subject to pricing volatility due to supply and demand factors associated with few or limited public company options for investment in the segment, which may benefit the Company in the near term and change over time.

Cryptocurrency market prices are determined primarily using data from various exchanges, over-the-counter markets, and derivative platforms. Such prices may be subject to factors such as those that impact commodities, more so than business activities, which could be subjected to additional influence from fraudulent or illegitimate actors, real or perceived scarcity, and political, economic, regulatory or other conditions. Pricing may be the result of, and may continue to result in, speculation regarding future appreciation in the value of cryptocurrencies, or the Company or its share price, inflating and making their market prices more volatile or creating "bubble" type risks.

Cryptocurrency holders have realized exponential value due to large increases in the prices of cryptocurrencies, and such holders may seek to lock in cryptocurrency appreciation. Investing in the Company's securities may be perceived as a way to achieve that result, but may not continue in the future. As a result, the value of the Company's securities, and the value of cryptocurrencies generally, may be more likely to fluctuate due to changing investor confidence in future appreciation (or depreciation) in market prices, profits from related or unrelated investments or holdings of cryptocurrency. Such factors or events could have a material adverse effect on the price of the Company's securities, and on the value of any cryptocurrencies the Company holds or expects to acquire, which would have a material adverse effect on the business, prospects or operations of the Company and our ability to continue as a going concern.

Digital assets may be regulated as securities or investment securities.

Bitcoin is the oldest and most well-known form of digital asset. Bitcoin and other forms of digital assets or cryptocurrencies have been the source of significant regulatory consternation, resulting in differing definitional outcomes among regulatory authorities. When the interests of investor protection are paramount, for example in the offer or sale of Initial Coin Offering ("ICO") tokens, the SEC has no difficulty determining that the token offerings are securities. Accordingly, ICO offerings would require registration under the Securities Act or an available exemption therefrom for offers or sales in the United States to be lawful. Although we do not believe our mining activities require registration for us to conduct such activities and accumulate digital assets, the SEC, CFTC, NASDAQ and/or other governmental or quasi-governmental agencies or organizations may conclude that our activities involve the offer or sale of "securities", or ownership of "investment securities", and we may face regulation under the Securities Act or the Investment Company Act of 1940, as amended (the "1940 Act"). Such regulation, or our potential inability to meet the applicable regulatory requirements, would have a material adverse effect on our business and operations.

There appears to be no one unifying principle governing the regulatory status of cryptocurrency or whether cryptocurrency constitutes a security. In certain circumstances, cryptocurrency may be deemed a security, and its offer and sale may require compliance with Section 5 of the Securities Act. However, Vortex's internal mining activities that are not related to ICO offerings do not require registration under the Securities Act. In the future, we may face similar issues with various state securities regulators who may interpret our actions as requiring registration under state securities laws, banking laws, or money transmitter and similar laws, which are also an unsettled area of regulation.

If regulatory changes or interpretations require the regulation of bitcoins and similar digital assets under the Securities Act and 1940 Act by the SEC, we may be required to register and comply with such regulations.

If regulatory changes or interpretations require the regulation of bitcoins and similar digital assets by the SEC under the Securities Act and 1940 Act, we may be required to register and comply with such regulations. To the extent that we decide to continue operations, the required registrations and regulatory compliance steps may result in extraordinary expenses to us. Alternatively, we may also decide to cease certain operations. Any disruption of our operations in response to the changed regulatory landscape may be at a time that is disadvantageous to investors, as such circumstances could have a material adverse effect on our business, and our investors may lose their investment.

Current and future legislation and other regulatory developments, including interpretations released by a regulatory authority, may impact the manner in which bitcoins and other digital assets are treated for classification and clearing purposes. We cannot be certain as to how future regulatory developments will impact the treatment of bitcoins under the law. Such additional registrations may result in extraordinary expenses, and if we determine it is not feasible for us to comply with such additional regulatory and registration requirements, we may seek to cease certain of our business operations.

To the extent digital assets we may own are deemed by the SEC to fall within the definition of a security, we may be required to register and comply with additional regulation under the 1940 Act, including additional periodic reporting and disclosure standards and requirements and the registration of our Company as an investment company. Additionally, one or more states may conclude that digital assets we may own are securities under state securities laws, which would require registration under applicable state laws. Such additional registrations and compliance considerations may result in extraordinary expenses for our Company, which could have an adverse impact on our business operations, revenues, and an investment in our Company. If we determine not to comply with such additional regulatory and registration requirements, and to instead cease all or certain parts of our operations, such action would likely adversely affect an investment in us, and our investors may suffer a complete loss of their investment.

There has been limited precedence set for financial accounting or taxation of digital assets, and it is unclear how we will be required to account for digital asset transactions and the taxation of our business.

Since there has been limited precedence set for the financial accounting of digital assets, it is unclear how we will be required to account for its digital asset transactions or assets. There is currently no authoritative literature under accounting principles generally accepted in the United States which specifically addresses the accounting for digital assets, including digital currencies. Future changes in regulatory or financial accounting standards could result in the necessity to restate our financial statements, which could negatively impact our business, prospects, financial condition and results of operation. Such circumstances would have a material adverse effect on our ability to continue as a going concern, and could have a material adverse effect on the value of any cryptocurrencies we hold or expect to acquire for our own account.

We expect our primary or most significant revenue stream to come from our mining of digital currencies. The Company will derive revenue by providing transaction verification services (commonly referred to as "crypto-currency mining") within the digital currency networks of cryptocurrencies. In consideration for these services, the Company expects to receive digital currency (also known as "coins"). Coins are generally recorded as revenue, using the average spot price on the date of receipt. The coins are recorded on the balance sheet at their fair value and re–measured at each reporting date. Revaluation gains or losses, as well gains or losses on sale of coins, are recorded in the statement of operations. Expenses associated with running the crypto-currency mining business, such as equipment deprecation, rent and electricity cost are recorded as cost of revenues. We believe all our digital asset mining activities will be accounted for on the same basis, regardless of the form of digital asset.

In 2014, the IRS issued guidance in Notice 2014-21 that classified cryptocurrency as property, not currency, for federal income tax purposes. But according to the requirements of FATCA, which requires foreign financial institutions to provide the IRS with information about accounts held by U.S. taxpayers or foreign entities controlled by U.S. taxpayers, cryptocurrency exchanges, in the ordinary course of doing business, are considered financial institutions. Property is divided into certain sections within the Internal Revenue Code that determine everything from how the property is treated at sale, to how the property is depreciated, to the nature and character of the gain on sale of the asset. IRS guidance is silent on which specific section of the tax code cryptocurrency falls into. As noted above, a change in regulatory or financial accounting standards or IRS interpretations or accounting standards could result in changes in our accounting treatment, taxation and the potential necessity to restate our financial statements. Such changes could negatively impact our business, prospects, financial condition and results of operation.

Regulatory changes or actions may restrict the use of cryptocurrencies or digital asset networks in a manner that adversely affects the Company's business, prospects or operations.

Until recently, little or no regulatory attention has been directed toward bitcoin and the bitcoin network by U.S. federal and state governments, foreign governments and self-regulatory agencies. As cryptocurrencies have grown in both popularity and market size, governments around the world have reacted differently to cryptocurrencies. Certain governments deem cryptocurrencies to be illegal, while others have allowed their use and trade. As bitcoin has grown in popularity and in market size, the Federal Reserve Board, U.S. Congress and certain U.S. agencies (e.g., the CFTC, the SEC, FinCEN and the Federal Bureau of Investigation) have begun to examine the operations of the bitcoin network, bitcoin users and the bitcoin exchange market. In July 2017, the SEC released an investigative report which states that the United States would, in certain circumstances, consider the offer and sale of blockchain tokens pursuant to an ICO subject to federal securities laws. The report focused on the activities of a virtual organization which offered tokens in exchange for ether, which is a prominent digital asset. The report emphasized that whether a digital asset is a security is based on the facts and circumstances.

Although we do not currently participate in ICOs and our activities are not focused on raising capital or assisting others that do so, the federal securities laws are very broad, and there can be no assurances that the SEC will not take enforcement action against us in the future, including for the sale of unregistered securities in violation of the Securities Act or acting as an unregistered investment company in violation of the 1940 Act. Additionally, our clients and customers may participate in such transactions, and these regulatory actions may be a prelude to further action which chills widespread acceptance of blockchain and cryptocurrency adoption and use. Ongoing and future regulatory actions may impact our ability to continue its operations as currently conducted and planned, and changes in the regulatory landscape could affect our ability to continue as a going concern, which would have a material adverse effect on our business, prospects or operations.

The SEC has taken various actions against persons or entities misusing bitcoin in connection with fraudulent schemes (i.e., Ponzi scheme), inaccurate and inadequate publicly disseminated information, and the offering of unregistered securities, including the recent suspension of trading in three digital asset public companies.

The CFTC has determined that bitcoin and other virtual currencies are commodities, and the sale of derivatives based on digital currencies must be done in accordance with the provisions of the CEA and CFTC regulations. The CFTC appears to have taken the position that bitcoin is not encompassed by the definition of currency under the CEA and CFTC regulations, referring to bitcoin and other "virtual currencies" as "a digital representation of value" that functions as a medium of exchange, a unit of account, and/or a store of value, but that does not have legal tender status in any jurisdiction. To the extent that bitcoin itself is determined to be a security, commodity future or other regulated asset, or to the extent that a U.S. or foreign government or quasi-governmental agency exerts regulatory authority over the bitcoin or bitcoin trading and ownership, trading or ownership in bitcoin or similar digital assets may be adversely affected.

The CFTC affirmed its approach to the regulation of bitcoin and bitcoin-related enterprises in June 2016, when it settled charges against Bitfinex, a bitcoin exchange based in Hong Kong. In its Order, the CFTC found that Bitfinex engaged in "illegal, off-exchange commodity transactions and failed to register as a futures commission merchant" when it facilitated borrowing transactions among its users to permit the trading of bitcoin on a "leveraged, margined or financed basis" without first registering with the CFTC. In 2017, the CFTC stated that it would consider bitcoin and other virtual currencies as commodities or derivatives depending on the facts of the offering. In December 2017, bitcoin futures trading commenced on two CFTC regulated futures markets.

Local state regulators such as the New York State Department of Financial Services ("NYSDFS") have also initiated examinations of bitcoin, the bitcoin network and the regulation thereof. In July 2014, the NYSDFS proposed the first U.S. regulatory framework for licensing participants in "virtual currency business activity." The proposed regulations, known as the "BitLicense," are intended to focus on consumer protection and, after the closure of an initial comment period that yielded 3,746 formal public comments and a re-proposal, the NYSDFS issued its final "BitLicense" regulatory framework in June 2015. The "BitLicense" regulates the conduct of businesses that are involved in "virtual currencies" in New York or with New York customers and prohibits any person or entity involved in such activity to conduct activities without a license.

Digital assets currently face an uncertain regulatory landscape in not only the United States but also in many foreign jurisdictions such as the European Union, China and Russia. While certain governments such as Germany (where the Ministry of Finance has declared bitcoin to be a form of private money that is recognized as a unit of account, but not recognized in the same manner as fiat, or real/national currency), have issued guidance as to how to treat bitcoin, most regulatory bodies have not yet issued official statements regarding intention to regulate or determinations on regulation of bitcoin, the bitcoin network and bitcoin users. In the near future, various foreign jurisdictions may adopt laws, regulations or directives that affect the bitcoin network and its users, particularly bitcoin exchanges and service providers that fall within such jurisdictions' regulatory scope. Such laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of bitcoin by users, merchants and service providers outside of the United States, which may impede the growth of the bitcoin economy.

In the future, government authorities may curtail or prohibit the acquisition, use, trade, exchange or redemption of cryptocurrencies. Ownership of, holding or trading in cryptocurrencies may then be considered illegal and subject to sanction. Governments may also implement new regulations that would increase the costs of compliance and/or subject cryptocurrency companies to additional regulation. The effect of any future changes in regulations applicable to us or any cryptocurrencies that Vortex may mine or hold for others is impossible to predict. Such changes could have a material adverse effect on our business, prospects or operations and our ability to continue as a going concern.

Similar actions by governmental authorities could result in restriction of the acquisition, ownership, holding, selling, use or trading in our securities. Such a restriction may adversely affect our stockholders and have a material adverse effect on our ability to continue as a going concern, raise new capital or maintain a securities listing with an exchange, which would have a material adverse effect on our business, prospects or operations and harm investors in the Company's securities.

If federal or state legislatures release tax determinations that change the classification of digital assets such as bitcoins as property for tax purposes, such determination could have a negative tax consequence for our Company and our stockholders.

Current IRS guidance indicates that digital assets such as ether and bitcoin should be treated and taxed as property, and that transactions involving the payment of ether or bitcoin for goods and services should be treated as barter transactions. While this treatment creates a potential tax reporting requirement for any circumstance where the ownership of a bitcoin passes from one person to another, usually by means of bitcoin transactions (including off-blockchain transactions), it preserves the right to apply capital gains treatment to those transactions which may adversely affect an investment in our Company.

In December 2014, the New York State Department of Taxation and Finance issued guidance regarding the application of state tax law to digital assets such as ether or bitcoins. The agency determined that the State of New York would follow IRS guidance with respect to the treatment of digital assets such as ether or bitcoin for state income tax purposes. Furthermore, they defined digital assets such as ether or bitcoin to be a form of "intangible property," meaning the purchase and sale of ether or bitcoins for fiat currency is not subject to state income tax (although transactions of bitcoin for other goods and services maybe subject to sales tax under barter transaction treatment). It is unclear if other states will follow the guidance of the IRS and the New York State Department of Taxation and Finance with respect to the treatment of digital assets such as ether or bitcoins for income tax and sales tax purposes. If a state adopts a different treatment, such treatment may have negative consequences, including the imposition of greater a greater tax burden on investors in bitcoin, or the imposition of a greater cost on the acquisition and disposition of ether or bitcoin, generally; in either case, this could potentially have a negative effect on prices in the digital asset exchange market, and may adversely affect an investment in our Company's securities.

Foreign jurisdictions may also elect to treat digital assets such as ether or bitcoin differently for tax purposes than the IRS or the New York State Department of Taxation and Finance. To the extent that a foreign jurisdiction with a significant share of the market of ether or bitcoin users imposes onerous tax burdens on ether or bitcoin users, or imposes sales or value added tax on purchases and sales of ether or bitcoin for fiat currency, such actions could result in decreased demand for ether or bitcoins in such jurisdiction, which could impact the price of ether, bitcoin or other digital assets and negatively impact an investment in our Company.

If we acquire digital securities, we may violate the 1940 Act and incur potential third-party liabilities.

The Company intends to comply with the 1940 Act in all respects. To that end, if holdings of cryptocurrencies are determined to constitute investment securities of a kind that subject the Company to registration and reporting under the 1940 Act, the Company will limit its holdings to less than 40% of its assets. Section 3(a)(1)(C) of the 1940 Act defines "investment company" to mean any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding, or trading in securities, and owns or proposes to acquire investment securities having a value exceeding 40% of the value of such issuer's total assets (exclusive of Government securities and cash items) on an unconsolidated basis. Section 3(a)(2) of the 1940 Act defines "investment securities" to include all securities except (A) Government securities, (B) securities issued by employees' securities companies, and (C) securities issued by majority-owned subsidiaries which (i) are not investment companies and (ii) are not relying on the exception from the definition of investment company in section 3(c)(1) or 3(c)(7) of the 1940 Act. As noted above, the SEC has not stated whether bitcoin and other cryptocurrency assets constitute investment securities, as defined in the 1940 Act.

If regulatory changes or interpretations of our activities require our registration as a money services business under the regulations promulgated by FinCEN under the US Bank Secrecy Act, or licensing or other registration as a money transmitter or equivalent designation under applicable state laws, we may be required to comply with such registration and licensing requirements.

To the extent that the activities of Vortex cause the it to be deemed a money services business ("MSB") under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act, Vortex may be required to comply with FinCEN regulations, including those that would mandate us to implement anti-money laundering programs, make certain reports to FinCEN and maintain certain records. To the extent that the activities of Vortex cause it to be deemed a money transmitter ("MT") or equivalent designation, under state law in any state in which Vortex operates, Vortex may be required to seek a license or otherwise register with a state regulator and comply with applicable state regulations, which may include the implementation of anti-money laundering programs, maintenance of certain records and other operational requirements.

Currently, the NYSDFS has finalized its "BitLicense" framework for businesses that conduct "virtual currency business activity," the Conference of State Bank Supervisors has proposed a model form of state level "virtual currency" regulation and additional state regulators, including those from California, Idaho, Virginia, Kansas, Texas, South Dakota and Washington, have made public statements indicating that virtual currency businesses may be required to seek licenses as money transmitters. In July 2016, North Carolina updated its law to define "virtual currency" and the activities that trigger licensure in a business-friendly approach that encourages companies to use virtual currency and blockchain technology. Specifically, the North Carolina law does not require miners or software providers to obtain a license for multi-signature software, smart contract platforms, smart property, colored coins and non-hosted, non-custodial wallets. Effective January 1, 2016, New Hampshire requires anyone who exchanges a digital currency for another currency to become a licensed and bonded money transmitter. In numerous other states, including, without limitation, Arizona, California, Connecticut, New Jersey and Wyoming, legislation is being proposed or has been introduced and adopted regarding the treatment of bitcoin and other digital assets and/or blockchain technology. We will continue to monitor for developments in such legislation, guidance or regulations.

Such additional federal and state regulatory requirements may cause us to incur extraordinary expenses, possibly materially and adversely affecting an investment in the Company's stock. Furthermore, we may not be capable of complying with certain federal or state regulatory obligations applicable to MSBs and MTs. If Vortex is deemed to be subject to such regulatory requirements and determines not to comply with such requirements, we may decide to cease certain business operations. Any such action may adversely affect our business, financial condition, operations, and an investment in our Company.

Banks and financial institutions may not provide banking services, or may cut off banking services, to businesses that provide cryptocurrency-related services or that accept cryptocurrencies as payment, including financial institutions of investors in the Company's securities.

A number of companies that provide cryptocurrency-related services have been unable to find banks or financial institutions that are willing to provide them with bank accounts and other services. Similarly, a number of companies and individuals or businesses associated with cryptocurrencies may have had and may continue to have their existing bank accounts closed or  services discontinued with financial institutions. Accordingly, we may be unable to obtain or maintain these services for our business. The difficulty that many businesses providing bitcoin and/or other cryptocurrency-related services have and may continue to have in finding banks and financial institutions willing to provide them services may be decreasing the usefulness of cryptocurrencies as a payment system and harming public perception of cryptocurrencies, and could decrease its usefulness and harm its public perception in the future. Similarly, the usefulness of cryptocurrencies as a payment system and the public perception of cryptocurrencies could be damaged if banks or financial institutions were to close the accounts of businesses providing bitcoin and/or other cryptocurrency-related services. This could occur as a result of compliance risk, cost, government regulation or public pressure. The risk applies to securities firms, clearance and settlement firms, national stock and commodities exchanges, the over the counter market and the Depository Trust Company, which, if any of such entities adopts or implements similar policies, rules or regulations, could result in the inability of our investors to open or maintain stock or commodities accounts, including the ability to deposit, maintain or trade the Company's securities. Such factors could have a material adverse effect on the business, prospects or operations of the Company and our ability to continue as a going concern, which could harm our investors.

To the extent the profit margins of bitcoin mining operations are not high, operators of bitcoin mining operations are more likely to immediately sell bitcoins earned by mining, which may result in a reduction in the price of bitcoins.

Bitcoin mining operations have evolved in recent years from individual users mining with computer processors, graphics processing units and first-generation ASIC servers. New processing power is now predominantly added by incorporated and unincorporated mining operations that use proprietary hardware or sophisticated ASIC machines acquired from ASIC manufacturers. Such mining operations require the investment of significant capital for the acquisition of this hardware, the leasing of operating space (often in data centers or warehousing facilities), incurring of electricity costs and the employment of technicians to operate the mining farms. As a result, professional mining operations are of a greater scale than individual miners and have more significant defined, regular expenses and liabilities. These regular expenses and liabilities may require us and other mining operations to more immediately sell bitcoins earned from mining operations, which may significantly increase the supply of bitcoins in the market, creating downward pressure on the price of bitcoins.

The extent to which the value of bitcoin mined exceeds the associated allocable capital and operating costs determines the profit margin of such operation. A mining operation may be more likely to sell a higher percentage of its newly mined bitcoin rapidly if it is operating at a low profit margin—and it may partially or completely cease operations if its profit margin is negative. In a low profit margin environment, a higher percentage could be sold more rapidly, thereby potentially reducing bitcoin prices. Lower bitcoin prices could result in further tightening of profit margins, particularly for professionalized mining operations with higher costs and more limited capital reserves, creating a network effect that may further reduce the price of bitcoin until mining operations with higher operating costs become unprofitable and remove mining power. The network effect of reduced profit margins resulting in greater sales of newly mined bitcoin could result in a reduction in the price of bitcoin that could adversely impact us. These risks associated with bitcoin could be equally applicable to other cryptocurrencies, existing now or introduced in the future. Such circumstances could have a material adverse effect on our business, prospects or operations and the value of any cryptocurrencies we hold or expect to acquire for our own account, which could harm our investors.

The possibility of the cryptocurrency algorithm transitioning to proof of stake validation creates risks for our mining business.

Proof of stake is an alternative method in validating cryptocurrency transactions. Should the algorithm shift from a proof of work validation method to a proof of stake method, mining would require less energy and may render any company that maintains advantages in the current climate less competitive. Vortex may be exposed to risk if it owns or acquires mining facilities in the future, and may also be impacted to the extent that counterparties with which Vortex interacts are affected. Such events would have a material adverse effect on our business, prospects or operations and our ability to continue as a going concern.

If a malicious actor obtains control of more than 50% of the processing power on a cryptocurrency network, such actor could manipulate the blockchain to adversely affect our business.

If a malicious actor or botnet (a network of computers infected with malicious software and controlled as a group) obtains a majority of the processing power dedicated to mining a cryptocurrency, it may be able to alter the blockchain on which transactions of cryptocurrency resides and rely by constructing fraudulent blocks or preventing certain transactions from completing in a timely manner, or at all. The malicious actor or botnet could control, exclude or modify the ordering of transactions, though it could not generate new units or transactions using such control. The malicious actor could "double-spend" its own cryptocurrency (i.e., spend the same bitcoins in more than one transaction) and prevent the confirmation of other users' transactions for so long as it maintained control. To the extent that such malicious actor or botnet did not yield its control of the processing power on the network or the cryptocurrency community did not reject the fraudulent blocks as malicious, reversing any changes made to the blockchain may be impossible. The foregoing description is only one example of the means by which the blockchain or cryptocurrencies may be compromised.

The possible crossing of the 50% threshold indicates a greater risk that a single mining pool could exert authority over the validation of bitcoin transactions. To the extent that the bitcoin ecosystem, and the administrators of mining pools, do not act to ensure greater decentralization of bitcoin mining processing power, the feasibility of a malicious actor obtaining control of the processing power will increase, which may adversely affect an investment in our Company. Such lack of controls and responses to such circumstances would have a material adverse effect on our ability to continue as a going concern or to pursue this segment at all, which would have a material adverse effect on our business, prospects or operations and potentially the value of any cryptocurrencies we hold or expect to acquire for our own account and harm investors.

A failure to properly monitor and upgrade the bitcoin network protocol could damage the bitcoin network.

The open source structure of the bitcoin network protocol means the contributors to the protocol are generally not directly compensated for the contribution in maintaining and developing the protocol. As an open source project, bitcoin is not represented by an official organization or authority. As the bitcoin network protocol is not sold and its use does not generate revenues for contributors, contributors are generally not compensated for maintaining and updating the bitcoin network protocol. Although the MIT Media Lab's Digital Currency Initiative funds the current maintaining contributors, this type of financial incentive is not typical. The lack of guaranteed financial incentive for contributors to maintain or develop the bitcoin network and the lack of guaranteed resources to adequately address emerging issues with the bitcoin network may reduce incentives to address the issues adequately or in a timely manner. Changes to a digital asset network which we are mining on may adversely affect our business operations and an investment in our securities.

Intellectual property claims could adversely affect the operation of digital asset networks.

Third parties may assert intellectual property claims relating to the holding and transfer of digital assets and their source code. Regardless of the merit of any such intellectual property claims or other legal action, any threatened action that reduces confidence in some or all digital asset networks' long-term viability or the ability of end-users to hold and transfer digital assets may adversely affect our business operations and an investment in our Company. Additionally, a meritorious intellectual property claim could prevent us and other end-users from accessing some or all digital asset networks or holding or transferring digital assets. Accordingly, intellectual property claims against us or other large digital asset network participants could adversely affect an investment in our securities.

Significant contributors to all or any digital asset network could propose amendments to the respective network's protocols and software that could adversely affect our business and an investment in our securities.

Significant contributors to all or any digital asset network could propose amendments to the respective network's protocols and software that, if accepted and authorized by such network, could adversely affect an investment in us. For example, with respect to the bitcoin network, a small group of individuals contribute to the Bitcoin Core project on GitHub.com. These individuals can propose refinements or improvements to the bitcoin network's source code through one or more software upgrades that alter the protocols and software that govern the bitcoin network and the properties of bitcoin, including the irreversibility of transactions and limitations on the mining of new bitcoin. Proposals for upgrades and discussions relating thereto take place in online forums. To the extent that a significant majority of the users and miners on the bitcoin network install such software upgrade(s), the bitcoin network would be subject to new protocols and software. In the event a developer or group of developers proposes a modification to the bitcoin network that is not accepted by a majority of miners and users, but that is nonetheless accepted by a substantial plurality of miners and users, two or more competing and incompatible blockchain implementations could result. This is known as a "hard fork." The value of bitcoin after the creation of a fork is subject to many factors, including the value of the fork product, market reaction to the creation of the fork product, and the occurrence of forks in the future. As such, the value of bitcoin could be materially reduced if existing and future forks have a negative effect on bitcoin's value. If a fork occurs on a digital asset network which we are mining or hold digital assets in, it may have a negative effect on the value of the digital asset, which may adversely affect our business and an investment in our Company.

Our operations could be negatively affected if the award of coins for solving blocks and transaction fees are inadequate incentives for our continued operations.

Bitcoin miners record transactions when they solve for and add blocks of information to the blockchain. When a miner solves for a block, it creates that block, which includes data relating to (i) the solution to the block, (ii) a reference to the prior block in the blockchain to which the new block is being added, and (iii) all transactions that have occurred but have not yet been added to the blockchain. Typically, bitcoin transactions will be recorded in the next chronological block if the spending party has an internet connection and at least one minute has passed between the transaction's data packet transmission and the solution of the next block. If a transaction is not recorded in the next chronological block, it is usually recorded in the next block thereafter.

As the number of coins awarded for solving a block in the blockchain decreases, the incentive for mining operations to continue to contribute processing power to the network may decline, and there may be a transition from a set reward to higher transaction fees. For example, the current fixed reward on the bitcoin network for solving a new block is 12.5 bitcoins per block; the reward decreased from 25 bitcoins in July 2016. It is estimated that the fixed reward will halve again in less than four years.

Higher transaction fees may decrease demand for the relevant coins and prevent the expansion of the network to retail merchants and commercial businesses, resulting in a reduction in the price of the relevant cryptocurrency that could adversely impact our cryptocurrency inventory and business. If transaction fees paid for the recording of transactions in the network become too high, the marketplace may be reluctant to accept the network as a means of payment and existing users may be motivated to switch between cryptocurrencies or to fiat currency (i.e., real currency or national currency). Decreased use and demand for coins may adversely affect their value and result in a reduction in the market price of coins.

If the award of coins for solving blocks and transaction fees for recording transactions are not sufficiently high, we may not have an adequate incentive to continue mining, and may be required to cease our mining operations. Reduced mining operations would result in reduced collective processing power, which could increase the likelihood of a malicious actor or botnet obtaining control in excess of 50 percent of the processing power active on the blockchain, potentially permitting such actor or botnet to manipulate the blockchain in a manner that adversely affects our other business activities. A reduction in confidence in the confirmation process or processing power of the network could result, and could be irreversible. Such events would have a material adverse effect on our business operations and our ability to continue as a going concern.

Any widespread delays in the recording of transactions could result in a loss of confidence in the digital asset network, which could adversely affect our business operations.

To the extent that miners cease to record transactions in solved blocks, such transactions will not be recorded on the blockchain. Currently, there are no known incentives for miners to elect to exclude the recording of transactions in solved blocks; however, to the extent that any such incentives arise (e.g., a collective movement among miners or one or more mining pools forcing bitcoin users to pay transaction fees as a substitute for or in addition to the award of new bitcoins upon the solving of a block), actions of miners solving a significant number of blocks could delay the recording and confirmation of transactions on the blockchain. Any systemic delays in the recording and confirmation of transactions on the blockchain could result in greater exposure to double-spending transactions and a loss of confidence in certain or all digital asset networks, which could adversely impact our business operations.

Digital asset transactions are irrevocable, and stolen or incorrectly transferred digital assets may be irretrievable.

Digital asset transactions are not reversible without the consent and active participation of the recipient of the transaction or, in theory, control or consent of a majority of the processing power on the respective digital asset network. Once a transaction has been verified and recorded in a block that is added to the blockchain, an incorrect transfer of digital assets or a theft of digital assets generally will not be reversible, and we may not be capable of seeking compensation for any such transfer or theft. Although our transfers of digital assets will regularly be made to or from vendors, consultants, services providers, etc. it is possible that, through computer or human error, or through theft or criminal action, our digital assets could be transferred from us in incorrect amounts or to unauthorized third parties. To the extent that we are unable to seek a corrective transaction with such third party or are incapable of identifying the third party which has received our digital assets through error or theft, we will be unable to revert or otherwise recover incorrectly transferred Company digital assets. To the extent that we are unable to seek redress for such error or theft, such loss could adversely affect the security and value of our assets, which could negatively affect an investment in our business.

Technological shortages, obsolescence and difficulty in obtaining hardware may adversely affect our business.

As new services and software embodying new technologies emerge in the market, the Company's ability to recognize the value of the use of existing hardware and equipment and its underlying technology may become obsolete and require substantial capital to replace such equipment. Equipment in our mining facilities will require replacement from time to time, which may lead to increased capital expenses and downtime in mining when equipment needs replacement.

The recent increase in interest and demand for cryptocurrencies has led to a shortage of mining hardware, as individuals are purchasing equipment for individual mining operations at home, and large-scale mining operations have evolved. As noted above, equipment in our mining facilities will require replacement from time to time. Shortages of graphics processing units may lead to unnecessary downtime for miners and limit the availability or accessibility of mining processing capabilities in the industry. Such events would have a material adverse effect on the business, prospects and operations of the Company, and potentially on the value of any cryptocurrencies the Company holds or expects to acquire, which may impair our continued operations and ability to continue as a going concern.

Our ability to adopt technology in response to changing security needs or trends poses a challenge to the safekeeping of our digital assets. Security threats could result in a loss of our digital assets or damage to our reputation, each of which could adversely affect an investment in our Company.

The history of digital asset exchanges has shown that exchanges and large holders of digital assets must adapt to technological change in order to secure and safeguard their digital assets. When digital assets are moved to various exchanges in order to exchange them for fiat currency, we will be relying on the security of such exchanges to safeguard our digital assets. As our assets grow, it may become a more appealing target for security threats such as hackers and malware.

Security breaches, computer malware and computer hacking attacks have been a prevalent concern in the digital asset exchange markets since the launch of the bitcoin network. Any security breach caused by hacking, which involves efforts to gain unauthorized access to information or systems, or to cause intentional malfunctions or loss or corruption of data, software, hardware or other computer equipment, and the inadvertent transmission of computer viruses, could harm our business operations or result in loss of our digital assets. Any breach of our infrastructure could also result in damage to our reputation, which could have a negative impact on an investment in our Company.

Our security system and operational infrastructure may be breached due to the actions of outside parties, internal error or malfeasance, or otherwise, and, as a result, an unauthorized party may obtain access to our private keys, data or digital assets. Additionally, outside parties may attempt to fraudulently induce our personnel to disclose sensitive information in order to gain access to our infrastructure. As the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently, we may be unable to anticipate these techniques or implement adequate preventative measures. If an actual or perceived breach of our security system occurs, the market perception of the effectiveness of our security system could be harmed, which could adversely affect our business.

To the extent that we and/or others who we rely on are unable to identify and mitigate or stop new security threats, our digital assets may be subject to theft, loss, destruction or other attack, which could adversely affect our business operations and an investment in our securities. In the event of a security breach, we may suffer a loss of assets and be forced to cease operations, which would have a material adverse effect on our business operations and ability to continue as a going concern.

The loss or destruction of a private key required to access a digital asset may be irreversible. Loss of access to our private keys or a data loss could adversely affect our business operations.

Digital assets are controllable only by the possessor of both the unique public key and private key relating to the local or online digital wallet in which the digital assets are held. We are required by the operation of digital asset networks to publish the public key relating to a digital wallet in use by us when it first verifies a spending transaction from that digital wallet and disseminates such information into the respective network. To the extent a private key is lost, destroyed or otherwise compromised and no backup of the private key is accessible, we will be unable to access the digital assets held by it and the private key will not be capable of being restored by the respective digital asset network. Any loss of private keys relating to digital wallets used to store our digital assets could adversely affect our business and an investment in our Company.

Political or economic crises may motivate large-scale sales of digital assets, which could result in a reduction in some or all digital asset values and adversely affect an investment in our securities.

As an alternative to fiat currencies that are backed by central governments, digital assets such as bitcoins are subject to supply and demand forces based upon the desirability of an alternative, decentralized means of buying and selling goods and services, and it is unclear how such supply and demand will be impacted by geopolitical events. Nevertheless, political or economic crises may motivate large-scale acquisitions or sales of digital assets either globally or locally. Large-scale sales of digital assets would result in a reduction in their value and could adversely affect an investment in our Company.

Risks Relating to our Common Stock and our Status as a Public Company

There is no established public trading market for our common stock, and we may not be successful in developing an active trading market for our common stock in the future. If we are unable to establish an active trading market for our shares of common stock, it may be difficult for investors to sell their shares.

There is presently no public trading market for our shares of common stock, and there can be no assurance that we will be successful in developing a trading market for such shares. Even though our common stock is quoted on the OTC Pink Marketplace, the OTC Bulletin Board and similar quotation services are often characterized by low trading volumes and price volatility, which may make it difficult for an investor to sell our common stock on acceptable terms. If an active trading market for our common stock is not developed, it may be very difficult for an investor to find a buyer for the shares of our common stock.

We are an "emerging growth company" and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an "emerging growth company," as defined in the Jumpstart our Business Startups Act of 2012, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We cannot predict whether investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock, and our stock price may be more volatile.

Under the Jumpstart Our Business Startups Act, "emerging growth companies" can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves to this exemption from new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not "emerging growth companies." We may remain an "emerging growth company" for up to five full fiscal years following the date of the first sale of our common stock in our initial public offering pursuant to an effective registration statement. We would cease to be an emerging growth company, and, therefore, ineligible to rely on the above exemptions, if we have more than $1 billion in annual revenue in a fiscal year, if we issue more than $1 billion in non-convertible debt over a three-year period, or if we have more than $700 million in market value of our common stock held by non-affiliates as of September 30th in any fiscal year before the end of the five full fiscal years.

We will be required to incur significant costs and require significant management resources to evaluate our internal control over financial reporting, as required under Section 404 of the Sarbanes-Oxley Act, and any failure to comply or any adverse result from such evaluation may have an adverse effect on our stock price.

As a smaller reporting company, as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, we are required to evaluate our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002 ("Section 404"). Section 404 requires us to include an internal control report with our Annual Report on Form 10-K. This report must include management's assessment of the effectiveness of our internal control over financial reporting as of the end of the fiscal year. This report must also include disclosure of any material weaknesses in internal control over financial reporting that we have identified. Failure to comply, or any adverse results from such evaluation, could result in a loss of investor confidence in our financial reports and have an adverse effect on the trading price of our equity securities.

Management believes that our internal controls and procedures are currently not effective to detect the inappropriate application of U.S. GAAP rules. Management realizes there are deficiencies in the design or operation of our internal control that adversely affect our internal controls which management considers to be material weaknesses, including those described below:

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Lack of Appropriate Independent Oversight and Audit Committee. We do not have a formal audit committee with a financial expert, and therefore lack the board oversight role within the financial reporting process.

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Insufficient Accounting Resources and Lack of Formal Policies and Procedures Necessary to Adequately Review Significant Accounting Transactions. Our Company has insufficient internal accounting resources and personnel with sufficient knowledge of US GAAP rules and procedures to oversee our financial reporting and procedures. We utilize a third party independent contractor for the preparation of our financial statements. Although the financial statements and footnotes prepared by such third party independent contractor are reviewed by our management, we do not have a formal policy to review significant accounting transactions and the accounting treatment of such transactions. The third party independent contractor is not involved in the day-to-day operations of our Company, and may not be provided information from management on a timely basis to allow for adequate reporting and consideration of certain accounting transactions.

•	Related Party Transactions. We do not have a formal process related to the identification and approval of related party transactions.

Achieving continued compliance with Section 404 may require us to incur significant costs and expend significant time and management resources. No assurance can be given that we will be able to fully comply with Section 404, or that we and our independent registered public accounting firm would be able to conclude that our internal control over financial reporting is effective at fiscal year-end. As a result, investors could lose confidence in our reported financial information, which could have an adverse effect on the trading price of our securities, as well as subject us to civil or criminal investigations and penalties. In addition, our independent registered public accounting firm may not agree with our management's assessment or conclude that our internal control over financial reporting is operating effectively.

Future issuances of shares of our stock will result in the dilution of our existing stockholders' equity interests.

Our Amended and Restated Articles of Incorporation authorize the issuance of up to 200,000,000 shares of common stock with a par value of $0.00001 per share. Our Board of Directors may choose to issue some or all of such shares to acquire one or more companies or assets and/or to fund our overhead and general operating requirements. The issuance of any such shares may reduce the book value per share and may contribute to a reduction in the market price of the outstanding shares of our common stock. If we issue any such additional shares, such issuance will reduce the proportionate ownership and voting power of all current stockholders. Further, such issuance may result in a change of control of our Company.

Anti-takeover effects of certain provisions under the Nevada Revised Statutes hinder a potential takeover of our Company.

In the future we may be subject to Nevada's control share law. A corporation is subject to Nevada's control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and Nevada residents, and the corporation does business in Nevada or through an affiliated corporation. The law focuses on the acquisition of a "controlling interest" which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise one-fifth or more of the voting power of the corporation in the election of directors. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others. The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares, and the acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law. Nevada's control share law may have the effect of discouraging takeovers of the corporation.

In addition to the control share law, Nevada has a business combination law which prohibits certain business combinations between Nevada corporations and "interested stockholders" for two years after the "interested stockholder" first becomes an "interested stockholder," unless the corporation's board of directors approves the combination in advance. For purposes of Nevada law, an "interested stockholder" is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the two previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term "business combination" is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquiror to use the corporation's assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders. The effect of Nevada's business combination law is to potentially discourage a party interested in taking control of our Company from doing so if it cannot obtain the approval of our Board of Directors.

Shares of our common stock that have not been registered under the Securities Act of 1933, as amended, regardless of whether such shares are restricted or unrestricted, are subject to resale restrictions imposed by Rule 144, including those set forth in Rule 144(i) which apply to a "shell company." In addition, any shares of our common stock held by affiliates, including any received in a registered offering, will be subject to the resale restrictions of Rule 144(i).

Pursuant to Rule 144 of the Securities Act of 1933, as amended ("Rule 144"), a "shell company" is defined as a company that has no or nominal operations, and either no or nominal assets, assets consisting solely of cash and cash equivalents, or assets consisting of any amount of cash and cash equivalents and nominal other assets. As such, we are a "shell company" pursuant to Rule 144 and as such, sales of our securities pursuant to Rule 144 are not able to be made until a period of at least twelve months has elapsed from the date that a Current Report on Form 8-K is filed with the SEC reflecting the Company's status as a non- "shell company." Therefore, any restricted securities we sell in the future or issue to consultants or employees in consideration for services rendered or for any other purpose will have no liquidity until and unless such securities are registered with the SEC and/or until a year after the date of the filing of a Current Report on Form 8-K reflecting non-"shell company" status, and we have otherwise complied with the other requirements of Rule 144. As a result, it may be harder for us to fund our operations and pay our consultants with our securities instead of cash. Furthermore, it will be harder for us to raise funding through the sale of debt or equity securities unless we agree to register such securities with the SEC, which could cause us to expend additional resources in the future. Our status as a "shell company" could prevent us from raising additional funds, engaging consultants, and using our securities to pay for any acquisitions, which could cause the value of our securities, if any, to decline in value or become worthless. Lastly, any shares held by affiliates, including shares received in any registered offering, will be subject to the resale restrictions of Rule 144(i).

Our stock is categorized as a penny stock. Trading of our stock may be restricted by the SEC's penny stock regulations, which may limit a stockholder's ability to buy and sell our stock.

Our stock is categorized as a penny stock. The SEC has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than US$ 5.00 per share or an exercise price of less than US$ 5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and accredited investors. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

FINRA sales practice requirements may also limit a stockholder's ability to buy and sell our stock.

In addition to the "penny stock" rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

We have not paid any cash dividends to date, and no cash dividends are expected to be paid in the foreseeable future.

We have not paid any cash dividends since inception. We do not anticipate paying cash dividends on our common stock in the foreseeable future, and we may not have sufficient funds legally available to pay any such dividends. Even if the funds are legally available for distribution, we may nevertheless decide not to pay any dividends. We presently intend to retain all earnings for our operations.

A limited public trading market exists for our common stock, which makes it more difficult for our stockholders to sell their common stock in the public markets.

Our common stock is currently quoted under the symbol "VXBT" on the OTC Pink marketplace, but there is currently no active trading market for our common stock, meaning that the number of persons interested in purchasing our common stock at or near bid prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is still relatively unknown to stock analysts, stock brokers, institutional investors, and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our stock until such time as we became more viable. Additionally, many brokerage firms may not be willing to effect transactions in our securities. Therefore, there may be periods of several days or more when trading activity in our stock is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that trading levels will be sustained.

We may not qualify to meet listing standards to list our stock on an exchange.

The listing standards approved by the SEC for companies using reverse acquisition transactions to list on an exchange may limit our ability to become listed on an exchange. We would be considered a reverse acquisition company (i.e., an operating company that becomes an Exchange Act reporting company by combining with a shell Exchange Act reporting company) that cannot apply to list on NYSE, NYSE Amex or Nasdaq until our stock has traded for at least one year on the U.S. OTC market, a regulated foreign exchange or another U.S. national securities market following the filing with the SEC or other regulatory authority of all required information about the Exchange Transaction, including audited financial statements. We would be required to maintain a minimum $4 share price ($2 or $3 for Amex) for at least thirty of the sixty trading days before our application and the exchange's decision to list. We would be required to have timely filed all required reports with the SEC (or other regulatory authority), including at least one annual report with audited financials for a full fiscal year commencing after the filing of the above information. Although there is an exception for a firm underwritten IPO with proceeds of at least $40 million, we do not anticipate being in a position to conduct an IPO in the foreseeable future. To the extent that we cannot qualify for a listing on an exchange, our ability to raise capital will be diminished.

DESCRIPTION OF PROPERTIES
Our principal executive offices are located at 315 SW 14th Street, Des Moines, Iowa 50309. Our office space is leased by an affiliate of our President and Chief Executive Officer, and Vortex is not currently required to pay rent for the space. Our main telephone number is: 202-213-1159. Our website is located at: www.vortexblockchain.com.
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
The following discussion and analysis of the results of operations and financial condition of Vortex for the fiscal year ended March 31, 2018 (i.e., the period from inception to March 31, 2018) and the interim period ended June 30, 2018 should be read in conjunction with the financial statements of Vortex, and the notes to those financial statements, that are included elsewhere in this Form 8-K. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Notice Regarding Forward-Looking Statements, and Business sections in this Form 8-K. We use words such as "anticipate," "estimate," "plan," "project," "continuing," "ongoing," "expect," "believe," "intend," "may," "will," "should," "could," and similar expressions to identify forward-looking statements.
Overview
Vortex was formed on August 30, 2017 as an Iowa limited liability company. Vortex operates in the blockchain technology industry as a cryptocurrency holding company primarily engaged in the business of mining crypto assets. We have a limited operating history. We have never declared bankruptcy or been in receivership, and we have never been involved in any legal actions or proceedings.

Our current primary focus is on building our cryptocurrency mining operation in Des Moines, Iowa. In addition to our mining operation, we have plans to develop a variety of technology applications in the cryptocurrency space, in both the software and hardware spheres, including cloud mining, blockchain hardware and software development, and a cryptocurrency wallet and exchange.

We are a development-stage company. We have not generated any revenues to date, and have incurred losses since inception. Our limited operations to date have consisted of the formation of our Company, development of our business plan, efforts to raise capital and the development of our initial crypto asset mining facility in Des Moines, Iowa. Our only source for cash at this time is owner investments in our Company. If we are unable to obtain additional working capital, our business may fail. Accordingly, we must raise cash from sources other than operations.

Our management's discussion and analysis of our financial condition and results of operations are only based on Vortex's current business. Our previous shell company's results of operations are immaterial and will not be included in the discussion below.
Results of Operations
We are still in our initial development stage. There is no historical financial information about us upon which potential investors can base an evaluation of our performance. Since our inception in August 2017, the Company has received approximately $790,000 in investment from owners. The bulk of this money has been invested into the build-out of the electrical units needed to power the Company's bitcoin mining machines, as well as the payment of employee salaries and general administrative expenses. All remaining capital is held as liquidity to be used for future expenses. Our business is subject to all the risks inherent in the establishment of a new business enterprise, and we cannot guarantee that we will be successful in our planned business operations.

Results of Operations for the Period from August 30, 2017 (Inception) to March 31, 2018
For the period from August 30, 2017 (inception) to March 31, 2018, the Company earned $0 in revenues. During the period from inception to March 31, 2018, the Company incurred $177,337 in operating expenses, comprised of $154,797 in payroll expenses and $22,540 in general and administrative expenses.  The Company incurred a net loss of $137,977 for the period ended March 31, 2018, which is attributable to a loss from operations of $177,337 (due to our operating expenses incurred and our lack of revenues) offset by deferred tax assets in the amount of $39,360. The Company has a prospective income tax benefit resulting from a net operating loss carry-forward and startup costs that will offset any future operating profit.
Results of Operations for the Interim Period Ended June 30, 2018
During the interim period ended June 30, 2018, the Company earned $0 in revenues. During the interim period ended June 30, 2018, the Company incurred $29,231 in operating expenses, comprised of $6,739 in payroll expenses, $21,846 in general and administrative expenses, and $646 in other operating expenses. The Company incurred a net loss of $29,528 for the period ended June 30, 2018, which is primarily attributable to a loss from operations of $29,231 and $297 in interest expenses.

Plan of Operations

Our current focus is on completing the build-out of our initial mining facility and expanding our mining operations in the Des Moines, Iowa metropolitan area, as well as designing and developing a variety of hardware and software products and applications for use in the blockchain technology industry. Over the next twelve months, we plan to do the following activities and incur the following expenses to expand our business operations:

Office Setup and Hiring of Employees

We currently have two full-time employees and eight part-time employees. Over the next three to six months, we intend to grow our operations to have between ten and twenty-four full-time employees. We anticipate a cost of $125,000 over the next twelve months to complete our office setup and hire employees. We plan to continue to expand our operations and hire additional employees, as needed and as our operating capital will allow.

Complete Build-Out of Mining Operation

Our initial mining facility is currently running with 140 miners, at just under 1 MW of electrical use. We hope to expand the operation to 2,800 miners over the next three to six months for an approximate cost of $8,500,000.

Following the completion of the build-out of our initial facility, we intend to expand as quickly and efficiently as our operating capital will allow. For any new or expanded mining operation, our anticipated build-out time from day one (upon obtaining sufficient funding) to full operation is approximately ninety days. In addition to our existing location in Des Moines, Iowa, we currently have a targeted list of approximately eleven other sites, each capable of expansion with electrical capacity of 5MW or greater, which we believe could be operational in the same anticipated ninety-day window following initial funding for an approximate initial cost of $2.00 per watt, or $2,000,000.00 per MW of electrical capacity.

Our ability to complete the build-out and expansion of our mining operations will be dependent on our ability to obtain sufficient funding, either through additional investments from our existing owners, private placement offerings, loans, acquisitions, or a public offering.

Design and Development of Hardware and Software Applications

Our planned hardware and software applications are currently in the early schematic development stages. Following the completion of the build-out of our initial mining facility, the timeline and estimated costs for completing the development of our hardware and software applications will be dependent on our cash flow from mining operations and our ability to raise additional funds to support future operations. Beyond the estimated $8,500,000 needed to complete build-out and ramp up our mining operations, the timeline and anticipated costs for these activities are impossible to predict at this time.

We expect to incur the following costs over the next twelve months in connection with our business operations and public reporting requirements:

Expense	Amount
Public Company Reporting Expenses	$42,000
Office Setup and Employee Hiring	$125,000
Initial Mining Operation Build-Out	$8,500,000
Utilities (power)	$3,000,000
Payroll Expenses	$3,000,000
General and Administrative Expenses	$900,000
Future Expansion and Build-Out of Mining Operations	$1,500,000

TOTAL	$17,067,000

We expect to be in full operation within twelve months. However, there is no guarantee that we will be in full operation and generating revenues, and there is no guarantee that we will be able to raise sufficient funds to maintain and continue to grow our operations as planned. If we are unable to raise sufficient funds and generate sufficient revenues to continue operations, we may suspend or cease operations, in which case investors could lose their entire investment in our Company.

Liquidity and Capital Resources
The Company currently derives 100% of its liquidity from our owners' investment. Once we begin generating revenues, we plan to keep the portion of operating revenues not required to fund operations as liquidity for future capital needs. The Company currently has plans to invest approximately eight million five hundred thousand dollars ($8,500,000) in cryptocurrency mining infrastructure to grow our mining operations. Financing for this expansion is expected to be obtained through a sale of equity in the Company.
Balance Sheets
As of March 31, 2018, the Company had total assets in the amount of $1,502,235, comprised of cash and cash equivalents in the amount of $308,387, property, plant and equipment in the amount of $1,154,488 (which accounts for the value of our furniture and fixtures and our data power/mining facility), and deferred tax assets in the amount of $39,360 (resulting from an operating loss carry-forward). As of March 31, 2018, we had total liabilities in the amount of $889,194, comprised of accrued compensation in the amount of $129,808 payable to our Chief Executive Officer and Chief Technology Officer, accounts payable in the amount of $744,397 related to the build-out of our initial mining facility, and payroll tax liability in the amount of $14,989. As of March 31, 2018, the Company had a net working capital deficit of $580,807 and an accumulated deficit of $137,977.

As of June 30, 2018, the Company had total assets in the amount of $1,312,569, comprised of cash and cash equivalents in the amount of $1,669, property, plant and equipment in the amount of $1,271,540, and deferred tax assets in the amount of $39,360. As of June 30, 2018, we had total liabilities in the amount of $915,394, comprised of accrued compensation in the amount of $129,808, accounts payable in the amount of $744,397, payroll tax liability in the amount of $25,450, and long-term liabilities in the amount of $15,739. As of June 30, 2018, the Company had a net working capital deficit of $897,986 and an accumulated deficit of $393,843.

The Company expended $1,154,488 on capital expenditures related to the build-out of our cryptocurrency mining facility during the period from August 30, 2017 (inception) to March 31, 2018. During the interim period ended June 30, 2018, the Company expended an additional $117,052 on capital expenditures in connection with the build-out of our mining facility.

The Company had no lines of credit or other bank financing arrangements in place as of March 31, 2018 and as of June 30, 2018.

Cash Flows
Cash Flows from Operating Activities

During the period from August 30, 2017 (inception) to March 31, 2018, net cash in the amount of $711,857 was provided by operating activities.

We expect to continue to use cash flow provided by operating activities for future expenses, continued expansion of our mining operations and the development of our other planned blockchain technology applications.

Cash Flows from Investing Activities

During the period from August 30, 2017 (inception) to March 31, 2018, the Company used $1,154,488 in investing activities, which is attributable to the build-out of our initial mining facility in Des Moines, Iowa.

Cash Flows from Financing Activities

During the period from August 30, 2017 (inception) to March 31, 2018, the Company received $751,018 from financing activities, which can be attributed to our owners' equity investments.

We expect to continue to use cash flow provided by financing activities to pay accrued and future expenses, to continue to expand our mining operations, and for the development and marketing of our other planned blockchain technology applications.

We anticipate that we will need at least $8,500,000 in debt or equity financing over the next twelve months to carry out our current plan of operations. Any future sale of additional equity or debt securities will result in dilution or our current owners. We may also seek loans where the incurrence of indebtedness would result in increased debt service obligations and could require the Company to agree to operating and financial covenants that would restrict our operations. Future financing may not be available in amounts or on terms favorable or acceptable to us. Any failure by us to raise additional funds on terms favorable to us could limit our ability to expand our business operations and could harm our overall business prospects. Our inability to obtain sufficient funding would have a material adverse effect on our ability to carry out our plan of operations and continue to grow our business.

Off-Balance Sheet Arrangements
Vortex has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on the Company's financial condition, changes in our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to our investors.

Critical Accounting Policies and Estimates

Our financial statements are affected by the accounting policies and principles used and the estimates and assumptions made by management during their preparation. A complete listing of these policies and principles is set forth in Note 2 of the notes to our financial statements for the year ended March 31, 2018. We believe the accounting policies utilized in preparing our financial statements conform to the generally accepted accounting principles in the United States ("US GAAP").

The preparation of financial statements in conformity with US GAAP requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The Company regularly evaluates such estimates and assumptions.

Actual results experienced by the Company may differ materially and adversely from the Company's estimates. To the extent there are material differences between our estimates and actual results, future results of operations will be affected.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Security Ownership Prior to Exchange Transaction
The Company has one class of its stock outstanding, its common stock. The following table sets forth certain information as of October 16, 2018, prior to the Closing of the Exchange Transaction, with respect to the beneficial ownership of our common stock of (i) each director and officer, (ii) all of our directors and officers as a group, and (iii) each person known to us to own beneficially five percent (5%) or more of the outstanding shares of our common stock. As of October 16, 2018, prior to the Closing of the Exchange Transaction, there were 21,750,000 shares of common stock issued and outstanding.

To our knowledge, except as indicated in the footnotes to this table or pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to the shares of common stock indicated.
Name and Address of Beneficial Owner (1)	Shares Beneficially Owned	Percentage Beneficially Owned (2)
Directors and Executive Officers
Angel Luis Reynoso Vasquez – President, CEO, Secretary, Treasurer and Director 31C Principal Torre Alta San Felipe, Puerto Plata Dominican Republic EH009E3	11,250,000	51.72%
All Officers and Directors as a Group	11,250,000	51.72%
5% Stockholders
Angel Luis Reynoso Vasquez 31C Principal Torre Alta San Felipe, Puerto Plata Dominican Republic EH009E3	11,250,000	51.72%
____________________
(1)
Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Pursuant to the rules of the SEC, shares of common stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be beneficially owned and outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

(2)	Based on 21,750,000 shares of our common stock outstanding as of October 16, 2018, prior to the Closing of the Exchange Transaction.
Security Ownership After the Exchange Transaction

The following table sets forth certain information as of October 18, 2018, after giving effect to the Closing of the Exchange Transaction, with respect to the beneficial ownership of our common stock of (i) each director and officer, (ii) all of our directors and officers as a group, and (iii) each person known to us to own beneficially five percent (5%) or more of the outstanding shares of our common stock. As of October 18, 2018, after giving effect to the Closing of the Exchange Transaction, there were 75,500,000 shares of common stock outstanding.

To our knowledge, except as indicated in the footnotes to this table or pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to the shares of common stock indicated.
Name and Address of Beneficial Owner (1)	Shares Beneficially Owned	Percentage Beneficially Owned (2)
Directors and Executive Officers
Craig Bergman – Chief Executive Officer, President and Chairman of the Board 315 SW 14th Street Des Moines, Iowa 50309	61,100,000	80.93%
Francis Marcel-Keyes – Chief Financial Officer and Director 315 SW 14th Street Des Moines, Iowa 50309	650,000	0.86%
Devon Shaw – Chief Technology Officer and Director 315 SW 14th Street Des Moines, Iowa 50309	1,300,000	1.72%
Alexander Meluskey – Secretary and Director 315 SW 14th Street Des Moines, Iowa 50309	1,300,000	1.72%
Mary Lewis –Director 315 SW 14th Street Des Moines, Iowa 50309	650,000	0.86%

All Officers and Directors as a Group	65,000,000	86.09%
5% Stockholders
Craig Bergman 315 SW 14th Street Des Moines, Iowa 50309	61,100,000	80.93%
____________________
(1)
Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Pursuant to the rules of the SEC, shares of common stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be beneficially owned and outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

(2)	Based on 75,500,000 shares of our common stock outstanding as of October 18, 2018, after giving effect to the Closing of the Exchange Transaction.

DIRECTORS AND EXECUTIVE OFFICERS
Current Officers and Directors

As of October 17, 2018, the below individuals became officers and directors of the Company:

Name	Age	Position
Craig Bergman	53	Chief Executive Officer, President and Chairman of the Board
Francis Marcel-Keyes	36	Chief Financial Officer and Director
Devon Shaw	35	Chief Technology Officer and Director
Alexander Meluskey	50	Secretary and Director
Mary Lewis	65	Director
Biographies

Craig Bergman

Mr. Bergman is a political activist with extensive computer and technology experience. Mr. Bergman has served as the President and Chief Executive Officer of Vortex since its inception in 2017. Mr. Bergman has also served as the President and Chief Executive Officer of Liberty Coin Farms I, LLC, an Iowa limited liability company and affiliate of Vortex ("Liberty Coin Farms"), since its inception in 2017 as a crypto asset mining company. Vortex and Liberty Coin Farms are affiliated entities, sharing the same management team and facility in Des Moines, Iowa. Vortex intends to acquire the assets of Liberty Coin Farms in the near future following the Closing of the Exchange Transaction.

From April 2015 to present, Mr. Bergman has served as the President and Chief Executive Officer of Radix, a software and hardware development company in its initial concept stage. Since June 2012, Mr. Bergman has been a Producer of Gadsden Films and the President, Chief Executive Officer, Director and Producer of Appellate Films, both independent film production companies. From March 2012 to present, Mr. Bergman has been the President, producer and host of "America's Wake Up Call," a nationally syndicated radio talk show. Mr. Bergman has also served as the President and Chief Executive Officer of Robert Morris Group, a political consulting company, and as the President, Chief Executive Officer and Publisher of Record of the Statesman newspaper and media company, from December 1999 to present. An early adopter of technology, Mr. Bergman created his first computer sales and repair shop in the early 1990s. Mr. Bergman was a key player in the early development of online banking when he worked in managerial positions for several major banks, including Wells Fargo, from 1992 to 1999.

We believe Mr. Bergman's political background, management experience, and experience in the finance and technology industries will be valuable to our Company as we continue to develop our business plan, grow our cryptocurrency mining operations, and develop and market our other planned technology applications, products and services.

Francis Marcel-Keyes

Mr. Marcel-Keyes has ten years of experience in the finance industry, and has served as the Chief Financial Officer of Vortex and Liberty Coin Farms since 2017. Mr. Marcel-Keyes worked as an investment banker with UBS' investment banking from 2005 to 2006. Subsequently, Mr. Marcel-Keyes worked as an investment banker at Lehman Brothers from 2006 to 2008, and then joined the Barclays investment banking group after Lehman Brothers was acquired by Barclays. In 2013, Mr. Marcel-Keyes joined Sinatra and Company Realty, a real estate investment fund, where he served as Vice President of Finance until 2015. Mr. Marcel-Keyes served as Director of Just Change India, a non-profit organization in India, from January 2016 to September 2017, where he worked on a platform to provide microfinance loans for low-income communities. Mr. Marcel-Keyes received a bachelor's degree in economics from Harvard University. We believe Mr. Marcel-Keyes' background and experience in finance and accounting will be valuable to our Company as we continue to develop and grow our business.

Devon Shaw
Mr. Shaw has served as the Chief Technology Officer of Vortex and Liberty Coin Farms since 2017. Prior to joining Vortex, Mr. Shaw served as Systems Administrator for Allied Integrated Marketing from January 2013 to November 2017. Mr. Shaw has over fifteen years of experience in hardware and infrastructure development, ranging from systems architecture to network security. He has designed and deployed secure solutions for film and television studios, and has consulted on secure cloud-based deployments for game development companies. We believe Mr. Shaw's technological experience and expertise will be valuable to our Company as we grow our business and design, develop and market our planned hardware and software applications.
Alexander Meluskey

Mr. Meluskey is a Bitcoin investor and political activist and syndicated talk show host. He has served as the Secretary of Vortex and Liberty Coin Farms since 2017. Mr. Meluskey has also served as Chief Operating Officer of Raintree Media Group, Inc., an online media company, since September 2017, and as Chairman of Contract with America's Veterans, Inc. since December 2016. Mr. Meluskey ran for the United States Senate in the State of Arizona in 2016. He has been a syndicated radio talk show host for the Alex Meluskey Show since 2013, and has been the President of Optimum Graphics USA, LLC, a printing and promotional products company, since 1993. Mr. Meluskey received a bachelor's degree in fine arts from The College of New Jersey. We believe Mr. Meluskey's background and experience in politics, marketing and management will be valuable to our Company as we continue to develop our business plan and grow our operations.

Mary Lewis
Ms. Lewis is a Washington DC-based advocacy, media and development professional with experience in federal regulatory and audit compliance. Ms. Lewis has served as an advisor and director of Vortex and Liberty Coin Farms since 2017. She has also served as the Chief Executive Officer of Politechs, Inc., a company that provides executive direction, managerial support and programmatic consulting services to political, advocacy and non-profit organizations since 1996. In addition, Ms. Lewis has served as the Chief Executive Officer of Freedom Donations, Inc., a company that facilitates email and social media messaging, membership, activism and secure contribution solicitation services to clients since 2010. Ms. Lewis received a B.A. degree in political and strategic studies from Scripps College, with advanced studies from Claremont Graduate School and Notre Dame Institute. We believe Ms. Lewis' consulting and managerial experience will be invaluable to our Company as we further develop our business plan and grow our operations.
Terms of Office
The Company's directors are appointed for a one-year term to hold office until the next annual general meeting of the Company's stockholders or until removed from office in accordance with the Company's bylaws and the provisions of the Nevada Revised Statutes. Each of the Company's directors holds office after the expiration of his or her term until his or her successor is elected and qualified, or until he or she resigns or is removed in accordance with the Company's bylaws and the provisions of the Nevada Revised Statutes.
The Company's officers are appointed by the Company's Board of Directors and hold office until removed by the Board, or until their earlier resignation or other disqualification from office.
Involvement in Certain Legal Proceedings
No director, executive officer, significant employee or control person of the Company has been involved in any legal proceeding listed in Item 401(f) of Regulation S-K in the past 10 years.
Family Relationships
There are no family relationships between or among the directors, executive officers, significant employees, or persons nominated or chosen by us to become directors or executive officers.

Committees of the Board
Our Board of Directors held no formal meetings during the fiscal year ended March 31, 2018. All proceedings of the Board of Directors were conducted by resolutions consented to in writing by the directors and filed with the minutes of the proceedings of the directors. Such resolutions consented to in writing by the directors entitled to vote on that resolution at a meeting of the directors are, according to the Nevada Revised Statutes and the bylaws of our company, as valid and effective as if they had been passed at a meeting of the directors duly called and held. We do not presently have a policy regarding director attendance at meetings.
We do not currently have standing audit, nominating or compensation committees, or committees performing similar functions. Due to the size of our board, our Board of Directors believes that it is not necessary to have standing audit, nominating or compensation committees at this time because the functions of such committees are adequately performed by our Board of Directors. We do not have an audit, nominating or compensation committee charter, as we do not currently have such committees. We do not have a policy for electing members to the board.
Subsequent to the Closing of the Exchange Transaction, it is anticipated that the Board of Directors will form separate compensation, nominating and audit committees, with the audit committee including an audit committee financial expert.
Audit Committee
Our Board of Directors has not established a separate audit committee within the meaning of Section 3(a)(58)(A) of the Exchange Act. Instead, the entire Board of Directors acts as the audit committee within the meaning of Section 3(a)(58)(B) of the Exchange Act and will continue to do so upon the appointment of the proposed directors until such time as a separate audit committee has been established.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our directors, executive officers, and stockholders holding more than 10% of our outstanding common stock to file with the SEC initial reports of ownership and reports of changes in beneficial ownership of our common stock. Executive officers, directors, and persons who own more than 10% of our common stock are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file.
We are not currently subject to the reporting requirements under Section 16(a).
Board Leadership Structure and Role on Risk Oversight
Mr. Bergman currently serves as the Company's principal executive officer. The Company determined this leadership structure was appropriate for the Company due to our small size and limited operations and resources. The Board of Directors will continue to evaluate the Company's leadership structure and modify as appropriate based on the size, resources and operations of the Company.
Subsequent to the Closing of the Exchange Transaction, it is anticipated that the Board of Directors will establish procedures to determine an appropriate role for the Board of Directors in the Company's risk oversight function.

EXECUTIVE COMPENSATION
Director Compensation
We have no standard arrangement to compensate directors for their services in their capacity as directors. Directors are not currently paid for meetings attended. However, we intend to review and consider future proposals regarding board compensation. Our bylaws provide that directors may be reimbursed for their expenses of attendance at meetings of the Board of Directors, and may be paid a fixed sum for attendance at such meetings or for their services as directors of the Company.
Executive Compensation - Former Executive Officers
Except as described herein, no director, officer or employee received compensation during the Registrant's last two fiscal years.
On March 7, 2018, the Registrant's Board of Directors approved the issuance of 750,000 shares of common stock to Mr. Vasquez, the former sole director and executive officer of the Registrant, in consideration for services rendered to and on behalf of the Registrant. The approximate dollar value of the amount involved in the issuance is $187,500. The shares issued to Mr. Vasquez were valued at $0.25 per share, based on the per share value from the Registrant's November 2013 private placement offering, which was the last time the Company sold shares of stock for cash to an independent third party.
Executive Compensation - New Executive Officers
The following summary compensation table indicates the cash and non-cash compensation earned from Vortex during the period from August 30, 2017 (inception) to March 31, 2018 by the executive officers of Vortex and each of the other two highest paid executives or directors, if any.
Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)
Craig Bergman, Chief Executive Officer	2018	87,500	-	-	-	-	-	-	87,500
Devon Shaw, Chief Technology Officer	2018	60,000	-	-	-	-	-	-	60,000
_______________
None of our executive officers or directors received, nor do we have any arrangements to pay out, any bonus, stock awards, option awards, non-equity incentive plan compensation, or non-qualified deferred compensation.

Employment Agreements

We currently have written employment agreements in place with two of our executive officers – Mr. Bergman and Mr. Shaw.

Pursuant to the Terms and Conditions of Employment between Vortex and Mr. Bergman, Mr. Bergman serves as the Chief Executive Officer of Vortex and is responsible for managing the Company's operations. Mr. Bergman is a full-time employee and is entitled to an annual salary of $150,000, or $12,500 per month, beginning in September 2017.

Pursuant to the Terms and Conditions of Employment between Vortex and Mr. Shaw, Mr. Shaw serves as the Chief Technical Officer or Chief Technology Officer of Vortex and is responsible for managing the Company's information technology infrastructure and cryptocurrency mining operations. Mr. Shaw is a full-time employee and is entitled to an annual salary of $120,000, or $10,000 per month, beginning in October 2017.

Beginning in April 2018, Mr. Marcel-Keyes began earning $8,500 per month as the Chief Financial Officer of Vortex pursuant to an informal oral agreement. The payment of accrued compensation to Mr. Marcel-Keyes is dependent upon the Company's ability to raise sufficient capital and complete the build-out of our initial mining facility in order to proceed with our planned operations.

Potential Payments Upon Termination or Change-in-Control
SEC regulations state that we must disclose information regarding agreements, plans or arrangements that provide for payments or benefits to our executive officers in connection with any termination of employment or change in control of the Company. None of our executive officers or directors received, nor do we have any arrangements to pay out, any payments to such persons in connection with their resignation, retirement or other termination of employment with us, or in connection with any change in control of the Company.
Equity Compensation Plan Information

The Company has no active equity compensation plans in place, and there are currently no outstanding options from any prior equity compensation plans.

Retirement Plans

We do not have any defined benefit plan, pension plan, profit sharing plan or other retirement plan that provides for the payment of retirement benefits to any of our officers, directors or employees in the event of retirement.

Compensation Committee Interlocks and Insider Participation

We do not currently have a separate compensation committee of the Board of Directors. Instead, our entire Board of Directors reviews and approves executive compensation policies and practices, reviews salaries and bonuses for officers, and considers other compensation-related matters. Our Board of Directors is comprised of five directors, four of whom have also been appointed as executive officers of the Company. In addition, all of our directors and executive officers serve as directors and executive officers of Liberty Coin Farms, a privately held crypto asset mining company and affiliate of the Company. Vortex and Liberty Coin Farms share the same management team and primary operating facility in Des Moines, Iowa. Vortex intends to acquire the assets of Liberty Coin Farms in the near future following the Closing of the Exchange Transaction.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
 AND DIRECTOR INDEPENDENCE
Certain Relationships and Transactions
There are no family relationships between any of our former directors or executive officers and new directors or new executive officers. None of the new directors and executive officers were directors or executive officers of the Company prior to the Closing of the Exchange Transaction, nor did any hold any position with the Company prior to the Closing of the Exchange Transaction, nor have been involved in any material proceeding adverse to the Company or any transactions with the Company or any of its directors, executive officers, affiliates or associates that are required to be disclosed pursuant to the rules and regulations of the SEC.
Review, Approval or Ratification of Transactions with Related Persons
We rely on our Board of Directors to review related party transactions on an ongoing basis to prevent conflicts of interest. Our Board of Directors reviews a transaction in light of the affiliations of the director, officer or employee and the affiliations of such person's immediate family. Transactions are presented to our Board of Directors for approval before they are entered into or, if this is not possible, for ratification after the transaction has occurred. If our Board of Directors finds that a conflict of interest exists, then it will determine the appropriate remedial action, if any. Our Board of Directors approves or ratifies a transaction if it determines that the transaction is consistent with the best interests of the Company.
Related Party Transactions
Other than the Exchange Transaction and the compensation earned by our executive officers for services provided to the Company, as described in the "Executive Compensation" section above, there are no transactions, since the beginning of our last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent (1%) of the average of the Company's total assets at year-end for the last two completed fiscal years, and in which any of the newly appointed officers and directors had or will have a direct or indirect material interest.
In accordance with the Exchange Agreement, upon the Closing of the Exchange Transaction, the Selling Members of Vortex received approximately 86.09% of the issued and outstanding common stock of the Company.
Other than as set forth above, none of our current officers or directors have been involved in any material proceeding adverse to the Company or any transactions with the Company or any of its directors, executive officers, affiliates or associates that are required to be disclosed pursuant to the rules and regulations of the SEC.
Transactions with Promoters
The Company has not had any transactions with promoters during the past five fiscal years.
Director Independence
During the year ended March 31, 2018, the Registrant did not have any independent directors on its Board of Directors. Following the appointment of our new directors and executive officers in connection with the Exchange Transaction, the Company now has one independent director on the Board of Directors – Ms. Lewis. In making this determination, our Board of Directors considered Ms. Lewis' relationship as an advisor and director of both the Company and Liberty Coin Farms. The Company's four executive officers also serve as executive officers and directors of Liberty Coin Farms. Ms. Lewis has served as an advisor and director of the Company and Liberty Coin Farms for the past three years without compensation.

We evaluate independence by the standards for director independence established by applicable laws, rules, and listing standards including, without limitation, the standards for independent directors established by The New York Stock Exchange, Inc., the NASDAQ National Market, and the SEC.
Subject to some exceptions, these standards generally provide that a director will not be independent if (a) the director is, or in the past three years has been, an employee of ours; (b) a member of the director's immediate family is, or in the past three years has been, an executive officer of ours; (c) the director or a member of the director's immediate family has received more than $120,000 per year in direct compensation from us other than for service as a director (or for a family member, as a non-executive employee); (d) the director or a member of the director's immediate family is, or in the past three years has been, employed in a professional capacity by our independent public accountants, or has worked for such firm in any capacity on our audit; (e) the director or a member of the director's immediate family is, or in the past three years has been, employed as an executive officer of a company where one of our executive officers serves on the compensation committee; or (f) the director or a member of the director's immediate family is an executive officer of a company that makes payments to, or receives payments from, us in an amount which, in any twelve-month period during the past three years, exceeds the greater of $1,000,000 or two percent of that other company's consolidated gross revenues.
LEGAL PROCEEDINGS
None.
MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY
 AND RELATED STOCKHOLDER MATTERS
Market Information
Our common stock is currently quoted on the OTC Pink marketplace, operated by OTC Market Group, Inc., under the symbol "VXBT." There has been no active trading market with respect to our shares of common stock to date.

Holders
Prior to the Closing of the Exchange Transaction, there were approximately 18 stockholders of record of our common stock based upon the stockholders' listing provided by our transfer agent. Our transfer agent is Action Stock Transfer Corporation of Salt Lake City, Utah. Their address is 2469 E. Fort Union Blvd., Suite 214, Salt Lake City, Utah 84121, and their telephone number is (801) 274-1088.
Dividends
We have never paid cash dividends on our common stock. We intend to keep future earnings, if any, to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. Our future payment of dividends will depend on our earnings, capital requirements, expansion plans, financial condition and other relevant factors that our board of directors may deem relevant. Our retained earnings deficit currently limits our ability to pay dividends.
Securities Authorized for Issuance Under Equity Compensation Plans
None.

RECENT SALES OF UNREGISTERED SECURITIES
Reference is made to Item 3.02 of this Form 8-K for a description of recent sales of unregistered securities, which is hereby incorporated by reference.
DESCRIPTION OF SECURITIES
The following information describes our capital stock and provisions of our articles of incorporation and our bylaws, all as in effect upon the Closing of the Exchange Transaction. This description is only a summary. You should also refer to our articles of incorporation and bylaws which have been incorporated by reference as exhibits to this Form 8-K.
General
Our authorized capital stock consists of 200,000,000 shares of common stock at a par value of $0.00001 per share, of which 10,500,000 shares were issued and outstanding immediately prior to the Closing of the Exchange Transaction.
Common Stock
The holders of our common stock are entitled to one vote per share. They are not entitled to cumulative voting rights or preemptive rights. Holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of legally available funds. However, we have not declared or paid any dividends to date, and the current policy of the Board of Directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of common stock are entitled to share ratably in all assets that are legally available for distribution after payment in full of any preferential amounts. The holders of common stock have no subscription, redemption or conversion rights. The rights, preferences and privileges of holders of common stock may be subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated by action of the Board of Directors and issued in the future. All outstanding shares of common stock are duly authorized, validly issued, fully paid and non-assessable.

Preferred Stock
The Registrant is not authorized to issue any preferred stock.
Outstanding Options, Warrants and Convertible Securities
We do not have any outstanding options to purchase our common stock or outstanding securities convertible into shares of our common stock.
As of October 17, 2018, we had 750,000 (post-split) outstanding Series A Warrants to purchase our common stock. Pursuant to the terms of the LOI between the Registrant and Vortex, the Registrant conducted a private placement offering and sold $750,000 in units comprised of shares of common stock and Series A Warrants (the "Warrants") to three foreign accredited investors on or about March 27, 2018. The Warrants are exercisable at a price of $1.25 per warrant share (subject to adjustment) over a period of twelve months. The exercise price under the Warrants is subject to adjustment for stock splits, stock dividends, reclassifications, reorganizations and the like, and is also subject to adjustment if the Registrant sells or issues any common stock, or any options to purchase shares of its common stock, at an effective per share price that is less than the exercise price then in effect under the Warrants. The Warrants were sold and issued pursuant to the terms of a Securities Purchase Agreement and Registration Rights Agreement among the Registrant and the investors.

The foregoing description of the Warrants does not purport to be complete, and is qualified in its entirety by reference to the full text of the form of Series A Warrant filed as an exhibit to the Registrant's Current Report on Form 8-K filed with the SEC on April 2, 2018.
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE
None.
FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA
Reference is made to the financial statements and supplementary data included in Exhibits 99.1(a), 99.1(b) and 99.2, which are incorporated herein by reference.
INDEMNIFICATION OF DIRECTORS AND OFFICERS
Nevada Law
The Registrant is incorporated under the laws of the State of Nevada. Section 78.7502 of the Nevada Revised Statutes provides that a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person: (a) is not liable pursuant to Section 78.138 of the Nevada Revised Statutes; or (b) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to Section 78.138 of the Nevada Revised Statutes or did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he or she had reasonable cause to believe that the conduct was unlawful.
Section 78.7502 further provides a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person: (a) is not liable pursuant to Section 78.138 of the Nevada Revised Statutes; or (b) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 78.7502 of the Nevada Revised Statutes, or in defense of any claim, issue or matter therein, the corporation shall indemnify him or her against expenses, including attorneys' fees, actually and reasonably incurred by him or her in connection with the defense.

Section 78.751 of the Nevada Revised Statutes provides that any discretionary indemnification pursuant to Section 78.7502 of the Nevada Revised Statutes, unless ordered by a court or advanced pursuant to subsection 2 of section 78.751 of the Nevada Revised Statutes, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made: (a) by the stockholders; (b) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; (c) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (d) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Section 78.751 of the Nevada Revised Statutes provides further that the articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to be indemnified by the corporation. Such provisions do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

The indemnification pursuant to Section 78.7502 of the Nevada Revised Statutes and advancement of expenses authorized in or ordered by a court pursuant to Section 78.751 of the Nevada Revised Statutes:

(a)
Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in the person's official capacity or an action in another capacity while holding office, except that indemnification, unless ordered by a court pursuant to Section 78.7502 of the Nevada Revised Statutes or for the advancement of expenses made pursuant to subsection 2 of Section 78.751 of the Nevada Revised Statutes, may not be made to or on behalf of any director or officer if a final adjudication establishes that the director's or officer's acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action. A right to indemnification or to advancement of expenses arising under a provision of the articles of incorporation or any bylaw is not eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred; and

(b)	Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Section 78.752 of the Nevada Revised Statutes allows a corporation to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against the person and liability and expenses incurred by the person in his or her capacity as a director, officer, employee or agent, or arising out of his or her status as such, whether or not the corporation has the authority to indemnify such a person against such liability and expenses.
Other financial arrangements made by the corporation pursuant to Section 78.752 may include the following: (a) the creation of a trust fund; (b) the establishment of a program of self-insurance; (c) the securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation; and (d) the establishment of a letter of credit, guaranty or surety. No financial arrangement made pursuant to Section 78.752 may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

Charter Provisions and Other Arrangements of the Registrant
The Registrant has adopted the following provisions in its bylaws relating to indemnification for its directors and officers:

Every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or a person of whom that person is the legal representative is or was a director or officer of the Company or is or was serving at the request of the Company or for its benefit as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of Nevada against all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the Company as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that such person is not entitled to be indemnified by the Company. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law or otherwise, as well as their rights under the bylaws. The Board of Directors may from time to time adopt further bylaws with respect to indemnification and may amend the bylaws to provide at all times the fullest indemnification permitted by the laws of Nevada.

The Board of Directors may cause the Company to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Company would have the power to indemnify such person.

Section 3 - Securities and Trading Markets

Item 3.02.  Unregistered Sales of Equity Securities.
Exchange Transaction

As more fully described in Item 2.01 above, in connection with the Exchange Transaction, on the Closing Date, we issued a total of 65,000,000 shares of our common stock to the Selling Members. Reference is made to the disclosures set forth under Item 2.01 of this Form 8-K, which disclosures are incorporated herein by reference.

The issuance of the shares of common stock to the Selling Members pursuant to the Exchange Agreement was exempt from registration in reliance upon the exemption provided by Section 4(a)(2) and Regulation D of the Securities Act as the Selling Members are "accredited investors," as such term is defined in Rule 501(a) under the Securities Act, such determination based upon representations made by such Selling Members.

Section 5 - Corporate Governance and Management
Item 5.01.  Changes in Control of Registrant.
Reference is made to the Exchange Transaction under the Exchange Agreement, as described in Item 2.01, which is incorporated herein by reference. As more fully described in Item 2.01 above, on October 17, 2018, we closed the Exchange Transaction pursuant to the terms of the Exchange Agreement. As a result of the Exchange Transaction, the Selling Members acquired approximately 86.09% of our issued and outstanding common stock, Vortex became our wholly-owned subsidiary, and the Registrant acquired the business and operations of Vortex.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The information contained in Item 2.01 above is incorporated herein by reference.
Resignation of Officer and Director
Effective as of the Closing of the Exchange Transaction, Mr. Vasquez resigned from his positions as the former President, Chief Executive Officer, Secretary, Treasurer and Director of the Company.
Appointment of Officers and Directors
Our officers and directors as of October 17, 2018, giving effect to the Closing of the Exchange Transaction, are as follows:
Name	Position
Craig Bergman	Chief Executive Officer, President and Chairman of the Board
Francis Marcel-Keyes	Chief Financial Officer and Director
Devon Shaw	Chief Technology Officer and Director
Alexander Meluskey	Secretary and Director
Mary Lewis	Director

Descriptions of our newly appointed directors and officers can be found in Item 2.01 above, in the section titled "Directors and Executive Officers" and under the sub-heading titled "Current Officers and Directors."
There are no family relationships among any of our officers or directors. None of the newly appointed directors has been named or, at the time of this Form 8-K, is expected to be named to any committee of the Board of Directors. Other than the Exchange Transaction, there are no transactions, since the beginning of our last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent (1%) of the average of the Company's total assets at year-end for the last two completed fiscal years, and in which any of the newly appointed officers and directors had or will have a direct or indirect material interest. Other than the Exchange Transaction, there is no material plan, contract or arrangement (whether or not written) to which any of the newly appointed directors or officers is a party or in which any of the new directors and officers participates that is entered into or materially amended in connection with our appointment of the new directors and officers, or any grant or award to any new director or officer or modification thereto, under any such plan, contract or arrangement in connection with our appointment of the new directors and officers.

Item 5.06.  Change in Shell Company Status.
Reference is made to the Exchange Transaction under the Exchange Agreement, as described in Item 2.01, which is incorporated herein by reference. From and after the closing of the transactions under the Exchange Agreement, our primary operations consist of the business and operations of Vortex. Accordingly, we are disclosing information about Vortex's business, financial condition, and management in this Form 8-K.
Section 9 - Financial Statements and Exhibits
Item 9.01.  Financial Statements and Exhibits.
Reference is made to the Exchange Transaction under the Exchange Agreement, as described in Item 2.01, which is incorporated herein by reference. As a result of the Closing of the Exchange Transaction, our primary operations consist of the business and operations of Vortex. Accordingly, we are presenting the financial statements of Vortex for the year ended March 31, 2018, and for the interim period ended June 30, 2018, after giving effect to the acquisition of Vortex by the Registrant.
(a)	Financial Statements of the Business Acquired
The audited financial statements of Vortex for the year ended March 31, 2018, and the unaudited financial statements of Vortex for the interim period ended June 30, 2018, including the notes to such financial statements, are incorporated herein by reference to Exhibit 99.1(a) and 99.1(b) to this Form 8-K.
(b)	Pro Forma Financial Information
The pro forma financial statements of the Registrant and Vortex for the year ended March 31, 2018, and the pro forma financial statements of the Registrant and Vortex for the three months ended June 30, 2018, are incorporated by reference to Exhibit 99.2 to this Form 8-K.
(d)	Exhibits
Exhibit Number	Description
2.1	Share Exchange Agreement, dated October 17, 2018, by and among the Company, Vortex and the Selling Members.*
3.1	Amended and Restated Articles of Incorporation (incorporated by reference to the Registrant's Current Report on Form 8-K, as filed with the SEC on May 9, 2018).
3.2	Amended and Restated Bylaws (incorporated by reference to the Registrant's Current Report on Form 8-K, as filed with the SEC on May 9, 2018).
10.1	Second Amendment to Binding Letter of Intent dated September 25, 2018, by and between the Registrant and Vortex.*
10.2	Terms and Conditions of Employment between Vortex and Craig Bergman dated effective as of September 2017.*
10.3	Terms and Conditions of Employment between Vortex and Devon Shaw dated effective as of October 16, 2017.*
21	List of Subsidiaries – Vortex Network, LLC
99.1(a)	Audited Financial Statements of Vortex as of March 31, 2018.*
99.1(b)	Unaudited Financial Statements of Vortex as of June 30, 2018.*
99.2	Pro Forma Financial Statements.*
______________
*Filed Herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
VORTEX BLOCKCHAIN TECHNOLOGIES INC., a Nevada corporation

Dated: October 22, 2018	By:	/s/ Craig Bergman
Name: Craig Bergman Title: Chief Executive Officer